Exhibit 10.1

Execution Copy

FINANCING AGREEMENT

by and between

DULUTH ECONOMIC DEVELOPMENT AUTHORITY,

IKONICS CORPORATION

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Relating to:

$3,415,000 Tax Exempt Industrial Revenue Bonds, Series 2016

(IKONICS Project)

Dated as of April 1, 2016

Enforcement of this Financing Agreement is subject to the terms and conditions of the Continuing Covenant Agreement dated the date hereof between Ikonics Corporation and Wells Fargo Bank, National Association.

ii

iii

THIS FINANCING AGREEMENT is dated as of April 1, 2016, is made and entered into by and between the DULUTH ECONOMIC DEVELOPMENT AUTHORITY, IKONICS CORPORATION and WELLS FARGO BANK, NATIONAL ASSOCIATION.  All capitalized terms used herein and not otherwise defined have the meanings assigned in Section 1.01 and Exhibit A or as otherwise provided in Section 1.02.

W I T N E S S E T H :

WHEREAS, the Issuer is empowered pursuant to the Act to issue its revenue bonds to finance a project consisting of any properties, real or personal, used or useful in connection with a revenue producing enterprise; and

WHEREAS, as permitted by the Act, the Borrower has proposed that the Issuer issue the Bonds pursuant to this Agreement to finance the Acquisition of the Project to be used by the Borrower and to lend the proceeds of the sale of the Bonds to the Borrower pursuant to the terms and conditions hereof; and

WHEREAS, the Borrower desires to borrow, and the Issuer desires to lend, the Bond Proceeds upon the terms and conditions set forth in this Agreement; and

WHEREAS, the Purchaser has agreed to purchase the Bonds from the Issuer.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, including the covenants, terms and conditions hereinafter contained, and to induce the Issuer to make the Loan and the Purchaser to purchase the Bonds, the Issuer, the Borrower and the Purchaser agree as follows:

Article I – Definitions

Section 1.01.  Definitions.  In addition to terms defined at other places in this Agreement, including Exhibit A, the following words and terms as used in this Agreement and the recitals hereto have the following meanings unless the context or use clearly indicates another or different meaning or intent.

“Acquisition” has the meaning assigned to such term in the Continuing Covenant Agreement.

“Act” means Minnesota Statutes, Sections 469.152 through 469.1655, as amended.

“Act of Bankruptcy” means any of the following events:

(a)The Borrower (or any other Person obligated, as guarantor or otherwise, to make payments on the Bonds or under the Continuing Covenant Agreement) or an “affiliate” of the Borrower or such other Person as defined in Bankruptcy Code § 101(2) shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the Borrower (or such other Person) or of all or any substantial part of its property, (ii) commence a voluntary case under the Bankruptcy Code, (iii) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts or (iv) take any corporate or official action to authorize any of the foregoing; or

(b)A proceeding or case shall be commenced, without the application or consent of the Borrower (or any other Person obligated, as guarantor or otherwise, to make payments on the Bonds or under the Continuing Covenant Agreement) or an “affiliate” of the Borrower or such other Person as defined in Bankruptcy Code § 101(2) in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or adjustment of debts, of the Borrower (or any such other Person), (ii) the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the Borrower (or any such other Person) or of all or any substantial part of their respective property or (iii) similar relief in respect of the Borrower (or any such other Person) under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts.

“Affiliate” has the meaning assigned to such term in the Continuing Covenant Agreement.

“Agreement” means this Financing Agreement.

“Applicable Law” has the meaning assigned to such term in the Continuing Covenant Agreement.

“Approving Opinion” means, with respect to any action relating to the Bonds, the occurrence of which requires an Opinion of Counsel, an Opinion of Counsel delivered by Bond Counsel to the effect that such action (a) is permitted by this Agreement and the Act, and (b) will not adversely affect the exclusion of interest on the Bonds from gross income of the Owners for purposes of federal income taxation.

“Authorized Denomination” means $250,000 and multiples of $0.01 in excess thereof or, if less, the Principal Amount.

“Authorized Officers of the Borrower” means any two of the Borrower’s President, Vice President, Chief Financial Officer or any other officer or officers designated in writing by the President of the Borrower or resolution of the Borrower’s governing body.

“Authorized Officers of the Issuer” means, when one signature is required any one of the President or Secretary of the Issuer and when two signatures are required, means the President of the Issuer and the Secretary of the Issuer.

“Bankruptcy Code” has the meaning assigned to such term in the Continuing Covenant Agreement.

“Bond Counsel” means Fryberger, Buchanan, Smith & Frederick, P.A., or any other attorney or firm of attorneys, which is admitted to practice law before the highest court of any state in the United States of America or the District of Columbia and nationally recognized and experienced in legal work relating to the issuance of tax-exempt bonds.

“Bond Documents” means, collectively, this Agreement, the Continuing Covenant Agreement, and the Mortgage.

“Bond Proceeds” means the principal of the Bonds and any investment earnings thereon.

“Bonds” means the Issuer’s $3,415,000 in principal amount Tax Exempt Industrial Revenue Bond, Series 2016 (IKONICS Project).

“Borrower” means Ikonics Corporation, a corporation duly organized and validly existing under the laws of Minnesota, and its successors and assigns permitted hereunder and under the Continuing Covenant Agreement.

“Borrower Representative” means any one of the persons at the time designated to act on behalf of the Borrower by written certificate furnished to the Issuer and the Purchaser containing the specimen signatures of such persons and signed on behalf of the Borrower by the Vice President, Finance, Chief Executive Officer & Treasurer of the Borrower.

“Business Day” means any day on which (a) the Federal Reserve System is in operation, (b) the New York Stock Exchange is not closed and (c) banks in the State and in the State of New York are open for business.

“City” means the City of Duluth, Minnesota.

“Closing Date” means April 29, 2016, subject to the satisfaction of the conditions precedent set forth in Article V hereof and Article IV of the Continuing Covenant Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations (including temporary and proposed regulations) from time to time promulgated thereunder, or any successor statute thereto.

“Completion Date” means, with respect to the Project, the earliest of (a) three years after the Issue Date, and (b) the date on which the Borrower Representative delivers a completion certificate to the Purchaser pursuant to Section 4.03.

“Contract” has the meaning assigned to such term in the Continuing Covenant Agreement.

“Continuing Covenant Agreement” means the Continuing Covenant Agreement dated as of April 1, 2016, between the Borrower and the Purchaser.

“Costs of Issuance” means all fees and administrative costs incurred by the Issuer and the Borrower in conjunction with the issuance of the Bonds and all transaction management or placement fees, attorneys’ fees and disbursements (including Bond Counsel and counsel for the Issuer, the Borrower and the Purchaser), mortgage registration taxes and recording fees incurred by the Borrower or the Purchaser in connection with the Acquisition of the Project and any other costs which are treated as “issuance costs” within the meaning of Section 147(g) of the Code.

“Cost(s) of the Project,” “Cost” or “Costs” means all costs and allowances which the Issuer or the Borrower may properly pay or accrue for the Project and which, under GAAP, are chargeable to the capital account of the Project or could be so charged either with a proper election to capitalize such costs or, but for a proper election, to expense such costs, including (without limitation) the following costs:

(a)fees and expenses incurred in preparing the Plans and Specifications for the Project (including any preliminary study or planning or any aspect thereof); any labor, services, materials and supplies used or furnished in site improvement and construction; any equipment for the Project; and all real and tangible personal property deemed necessary by the Borrower and acquired in connection with the Project;

(b)fees for architectural, engineering, supervisory and consulting services;

(c)any fees and expenses incurred in connection with perfecting and protecting title to the Project and any fees and expenses incurred in connection with preparing, recording or filing such documents, instruments or financing statements as the Borrower, the Purchaser or the Issuer may deem desirable to perfect or protect the rights of the Issuer or the Purchaser under the Bond Documents;

(d)any legal, accounting or financial advisory fees and expenses, including, without limitation, fees and expenses of Bond Counsel and Counsel to the Issuer, the Borrower and the Purchaser, any fees and expenses of the Issuer, the Purchaser or any rating agency, filing fees, and printing and engraving costs incurred in connection with the authorization, issuance, sale and purchase of the Bonds and the preparation of the Bond Documents and all other documents in connection with the authorization, issuance, sale and purchase of the Bonds;

(e)(intentionally omitted);

(f)any administrative or other fees charged by the Issuer or reimbursement thereto of expenses in connection with the Project until the Completion Date; and

(g)any other costs and expenses relating to the Project which could constitute costs or expenses for which the Issuer may expend Bond Proceeds under the Act.

“Counsel” means an attorney or firm of attorneys, admitted to practice law before the highest court of any state in the United States of America or the District of Columbia, including any Bond Counsel.

“Default” means the occurrence of any event or the existence of any condition which constitutes an Event of Default or the occurrence of any event or the existence of any condition which with the giving of notice, the passage of time or both, would constitute an Event of Default.

“Default Rate” has the meaning assigned to such term in the Continuing Covenant Agreement.

“Determination of Taxability” has the meaning assigned to such term in Exhibit A hereto.

“Eligible Funds” means moneys held by the Issuer or the Purchaser under this Agreement which consist of any moneys if, in the written Opinion of Counsel experienced in bankruptcy law matters (which opinion shall be delivered to the Issuer and the Purchaser at or prior to the time of the deposit of such moneys with the Issuer or the Purchaser and shall be in form and substance satisfactory to the Issuer and the Purchaser), the deposit and use of such moneys will not constitute an avoidable preferential payment pursuant to Section 547 of the Bankruptcy Code, or an avoidable post-petition transfer pursuant to Section 549 of the Bankruptcy Code, recoverable from Owners of the Bonds pursuant to Section 550 of the Bankruptcy Code in the event of an Act of Bankruptcy.

“Eminent Domain” means the taking of title to, or the temporary use of, the Facilities or any part thereof pursuant to eminent domain or condemnation proceedings, or by any settlement or compromise of such proceedings, or any voluntary conveyance of the Facilities or any part thereof during the pendency of, or as a result of a threat of, such proceedings.

“Environmental Compliance and Indemnification Agreement” means the Environmental Compliance and Indemnification Agreement dated as of the date hereof, by the Borrower in favor of the Purchaser.

“Event of Default” has the meaning assigned to such term in Section 12.01 hereof.

“Facilities” means, collectively, (a) the Project and (b) all materials, supplies, equipment, apparatus and other items of personal property owned by the Borrower and attached to, installed in or used in connection with the Project, including, without limitation, water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements.

“Fiscal Year” has the meaning assigned to such term in the Continuing Covenant Agreement.

“GAAP” has the meaning assigned to such term in the Continuing Covenant Agreement.

“Governing Body” means the board, commission, council or other body in which the general legislative powers of the Issuer are vested.

“Governmental Approvals” has the meaning assigned to such term in the Continuing Covenant Agreement.

“Governmental Authority” has the meaning assigned to such term in the Continuing Covenant Agreement.

“Indemnified Matters” has the meaning assigned in Section 10.13 hereof.

“Indemnified Parties” has the meaning assigned in Section 10.13 hereof.

“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Facilities or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Facilities, in each case whether now or hereafter existing or arising.

“Interest Payment Date” has the meaning assigned in Exhibit A.

“Issue Date” means the date on which the Bonds are delivered to the Purchaser upon original issuance in exchange for an advance of Bond Proceeds in an amount in excess of $50,000.

“Issuer” means the Duluth Economic Development Authority, a public body, corporate and politic and political subdivision duly organized and existing under the Constitution and laws of the State, including the Act, or any successor to its rights and obligations under this Agreement.

“Issuer Representative” means any one of the persons at the time designated to act on behalf of the Issuer by written certificate furnished to the Borrower and the Purchaser containing the specimen signatures of such persons and signed on behalf of the Issuer by an Authorized Officer of the Issuer.

“Lien” has the meaning assigned to such term in the Continuing Covenant Agreement.

“Loan” means the loan from the Issuer to the Borrower of the Bond Proceeds, the repayment obligation of which is evidenced by this Agreement.

“Mandatory Purchase Date” means April 1, 2021.

“Maturity Date” means April 1, 2041.

“Mortgage” means the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement, dated as of April 1, 2016, from the Borrower in favor of the Purchaser.

“Net Proceeds” means, when used with respect to any Insurance Proceeds or proceeds resulting from Eminent Domain, the gross proceeds therefrom less all expenses (including attorneys’ fees) incurred in the realization thereof.

“Opinion of Counsel” means any opinion of Counsel delivered pursuant to this Agreement.  Each such opinion shall be addressed to the Borrower, the Issuer and the Purchaser.

“Outstanding” means, for any date of determination, all Bonds that have been executed and delivered to the Purchaser hereunder, except:

(a)Bonds cancelled or delivered for cancellation at or prior to such date;

(b)Bonds in lieu of which others have been authenticated under Sections 2.06 and 2.07;

(c)Bonds, the principal of which has been previously paid or redeemed; and

(d)For purposes of any consent, request, demand, authorization, direction, notice, waiver or other action to be taken by the Owners of a specified percentage of Outstanding Bonds hereunder, all Bonds held by or for the account of the Issuer, the Borrower or any affiliate of the Borrower or the Issuer; provided, however, that if all of the Bonds are at any time held by or for the account of the Borrower or the Issuer or any affiliate of the Borrower or the Issuer, then such Bonds shall be deemed to be Outstanding at such time for the purposes of this subparagraph (d).

“Owner” means the registered owner of a Bond.

“Permitted Liens” has the meaning assigned to such term in the Continuing Covenant Agreement.

“Person” has the meaning assigned to such term in the Continuing Covenant Agreement.

“Plans and Specifications” means the plans and specifications used in the Acquisition of the Project, as the same may be revised from time to time by the Borrower in accordance with Section 4.06.

“Principal Amount” means the Outstanding principal amount of the Bonds.

“Project” has the meaning assigned in Exhibit D hereto.

“Property” has the meaning assigned to such term in the Continuing Covenant Agreement.

“Purchase Price” has the meaning assigned to such term in the Continuing Covenant Agreement.

“Purchaser” has the meaning assigned to such term in the Continuing Covenant Agreement.

“Rebate Amount” has the meaning assigned to such term in Section 10.07 hereof.

“Redemption Price” means with respect to payment of all or a portion of the outstanding principal of the Bonds in advance of its scheduled payment date, an amount equal to the principal amount to be prepaid plus accrued interest to, but not including, the date of prepayment, plus a prepayment fee in the amount indicated in the table below:

Applicable Period*	Prepayment Fee**
0-12 months	3.00%
13-24 months	2.00%
25-36 months	1.00%
37 months and thereafter	None

“Revenues” means all legally available revenues of the Borrower excluding the rights to receive any gifts, donations, pledges, grants, legacies, bequests, demises or contributions heretofore or hereafter made and designated or specified by the donor or maker thereof as being for a specific purpose other than the Project and thus not legally available for payment of debt service on the Bonds.

“State” means the State of Minnesota.

“Tax Certificate” has the meaning assigned to such term in the Continuing Covenant Agreement.

“Unremarketed Bonds” has the meaning assigned to such term in the Continuing Covenant Agreement.

“Written” or “in writing” has the meaning assigned to such term in the Continuing Covenant Agreement.

Section 1.02.  Incorporation of Certain Definitions by Reference.  Each capitalized term used herein and not otherwise defined herein has the meaning provided therefor in the Continuing Covenant Agreement, unless the context otherwise requires.

Section 1.03.  Computation of Time Periods.  In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise specified herein, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

Section 1.04.  Relation to Other Documents; Incorporation by Reference.

(a)Nothing in this Agreement shall be deemed to amend or relieve the Issuer or the Borrower of any of its obligations under any Bond Document to which it is a party.  Conversely, to the extent that the provisions of any Bond Document allow the parties hereto to take or not take certain actions, the parties hereto nevertheless shall be fully bound by the provisions of this Agreement.

(b)Except as provided in subsection (c) below, all references to this Agreement or any other documents, including, without limitation, the other Bond Documents, shall be deemed to include all amendments, restatements, modifications and supplements thereto to the extent such amendment, restatement, modification or supplement is made in accordance with the provisions of such document and this Agreement.

(c)All provisions of this Agreement making reference to specific Sections of any Bond Document shall be deemed to incorporate such Sections into this Agreement by reference as though specifically set forth herein (with such changes and modifications as may be herein provided) and shall continue in full force and effect with respect to this Agreement notwithstanding payment of the Bonds and all amounts due under or secured by the Bond Documents, the termination or defeasance thereof or any modification thereto or any waiver given in connection therewith, so long as this Agreement is in effect and until all amounts due and owing under this Agreement, the Bonds and the other Bond Documents are paid in full.

Section 1.05.  Construction.  Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, to the singular include the plural and to the part include the whole.  The word “including” shall be deemed to mean “including but not limited to,” and “or” has the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  The Section headings contained in this Agreement and the table of contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.  Article, section, subsection, exhibit, schedule and annex references are to this Agreement unless otherwise specified.  Any exhibit, schedule or annex attached hereto is incorporated by reference herein and is a constituent part of this Agreement.  The recitals hereto are true and correct and are incorporated into this Agreement.

Article II – The Bonds

Section 2.01.  Authorized Amount of Bonds; Form of Bonds.

(a)No Bonds may be issued under the provisions of this Agreement except in accordance with this Article.  The total maximum principal amount of the Bonds that may be issued and Outstanding hereunder is expressly limited to $3,415,000.  The Bonds shall be designated “$3,415,000 Tax Exempt Industrial Revenue Bonds, Series 2016 (IKONICS Project).”

(b)The Bonds shall be in substantially the form of Exhibit B, with such appropriate variations, omissions, substitutions and insertions as are permitted or required hereby or are required by law and may have such letters, numbers or other marks of identification and such legends and endorsements placed thereon as may be required to comply with any Applicable Laws.

(c)The Bonds shall be in either typewritten or printed form, as the Borrower shall direct, on behalf of the Issuer; provided that any expenses, including but not limited to expenses of preparation and printing, incurred in connection therewith shall be paid by the Borrower.

Section 2.02.  Issuance of Bonds.

(a)The Bonds shall bear interest from the Issue Date, until paid, at the rate set forth in Exhibit A, and shall mature, unless sooner paid, on the Maturity Date on which date all unpaid principal, redemption premium, if any, and interest on the Bonds shall be due and payable.

(b)The Bonds shall be issued as fully registered bonds without coupons in Authorized Denominations.  The Bonds shall be numbered from R-1 upwards bearing numbers not then contemporaneously outstanding (in order of issuance) according to the records of the Issuer.  Upon the initial issuance of the Bonds, the Issuer shall execute and deliver the Bonds to the Purchaser, as the registered Owner.

(c)The Bonds shall be dated the Issue Date.  All Bonds shall bear interest (i) from the Issue Date, if executed and delivered prior to the first Interest Payment Date, or (ii) otherwise from the Interest Payment Date that is, or that immediately precedes, the date on which such Bond has been executed and delivered (unless payment of interest is in default, in which case such Bond shall bear interest from the date to which interest has been paid).

(d)The principal and Purchase Price of, redemption premium, if any, and the interest on the Bonds shall be payable in lawful currency of the United States.  The principal and Purchase Price of and redemption premium, if any, on the Bonds shall be paid to the Purchaser (without any presentment thereof, except upon the payment of the final installment of principal, and without any notation of such payment being made thereon), by the Purchaser debiting an account of the Borrower as may be provided in the Continuing Covenant Agreement or in such other manner and at such address in the United States as may be designated by the Purchaser in writing to the Borrower.

(e)All payments made shall be accompanied by sufficient information to identify the source and proper application of such payment and, if any Bonds are sold or transferred, the Purchaser shall notify the Borrower and the Issuer in writing of the name and address of the transferee, the effective date of the transfer, the principal amount of the Bonds transferred and the payment information notated on the Bonds as hereinafter described, and it will, prior to delivery of such Bonds, make a notation on such Bonds of the date to which interest has been paid thereon and of the amount of any prepayments made on account of the principal thereof.

(f)No Bond shall be valid or obligatory for any purpose unless or until the Bond has been executed by the manual signature of at least one officer of the Issuer.  The manual signature of an officer of the Issuer on each Bond shall be conclusive evidence that it has been authenticated and delivered under this Agreement.

Section 2.03.  Interest Rate.  The Bonds shall bear interest as provided in Exhibit A from the Issue Date to the date of payment in full of the Bonds.  Interest on the Bonds shall be calculated on the Principal Amount as described in Exhibit A.

Section 2.04.  [Reserved].

Section 2.05.  Execution; Limited Obligation.

(a)The Bonds shall be executed on behalf of the Issuer by the manual or facsimile signature of the President of the Issuer and attested by the manual or facsimile signature of the Secretary of the Issuer and the seal may be omitted, provided that at least one of such signatures shall be manual.  In case any officer whose manual or facsimile signature shall appear on the Bonds shall cease to be such officer before the delivery of such Bonds, such manual or facsimile signature shall nevertheless be valid and sufficient for all purposes.

(b)The Bonds shall be limited obligations of the Issuer.  The principal and Purchase Price of, redemption premium, if any, and interest on the Bonds shall not be deemed to constitute or create an indebtedness, liability or obligation of the Issuer, the City, the State or any political subdivision or agency thereof within the meaning of any State constitutional provision or statutory limitation or a pledge of the faith and credit or the taxing power of the State or any such political subdivision or agency, including the Issuer and the City.  The principal and Purchase Price of, redemption premium, if any, and interest on the Bonds are payable solely from and secured by Revenues, all as described in and subject to limitations set forth in this Agreement, for the equal and ratable benefit of the Owners, from time to time, of the Bonds.

(c)THE ISSUANCE OF THE BONDS DOES NOT AND WILL NOT CONSTITUTE A DEBT OR A PLEDGE OF THE FAITH AND CREDIT OF THE ISSUER OR THE CITY, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OR ANY POLITICAL SUBDIVISION THEREOF WILL BE PLEDGED TO THE PAYMENT OF THE BONDS.  NEITHER THE ISSUER, THE CITY, THE STATE NOR ANY POLITICAL SUBDIVISION OF THE STATE SHALL IN ANY EVENT BE LIABLE FOR THE PAYMENT OF THE PRINCIPAL OR PURCHASE PRICE OF, REDEMPTION PREMIUM, IF ANY, OR INTEREST ON ANY OF THE BONDS OR FOR THE PERFORMANCE OF ANY PLEDGE, OBLIGATION OR AGREEMENT UNDERTAKEN BY THE BORROWER.  NO OWNER OF ANY BOND HAS THE RIGHT TO COMPEL ANY EXERCISE OF TAXING POWER OF THE ISSUER, THE CITY, THE STATE OR ANY POLITICAL SUBDIVISION THEREOF TO PAY THE BONDS OR THE INTEREST THEREON, AND THE BONDS DO NOT CONSTITUTE AN INDEBTEDNESS OF THE ISSUER, THE CITY, THE STATE OR ANY POLITICAL SUBDIVISION OF THE STATE, OR A LOAN OF CREDIT OF ANY OF THE FOREGOING WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISION.  THE ISSUER HAS NO TAXING POWER.

(d)The Purchaser and the Borrower acknowledge and agree that under the Act the Issuer may not (i) operate the Project as a business or in any manner; (ii) expend any funds on the Project, other than the Revenues and the Bond Proceeds, except: (1) as is otherwise permitted by law; or (2) to enforce any right or remedy under this Agreement for the benefit of the Owners or for the protection of any security given in connection with the Agreement.

Section 2.06.  Mutilated, Lost, Stolen or Destroyed Bonds.  If any Bond is mutilated, lost, stolen or destroyed, the Issuer, at the expense of the Owner of such Bond, may execute a new Bond of the same maturity, interest rate, principal amount and tenor in lieu of and in substitution for the Bond mutilated, lost, stolen or destroyed;  provided, that there shall be first furnished to the Issuer evidence satisfactory to it of the ownership of such Bond and of such loss, theft or destruction (or, in the case of a mutilated Bond, such mutilated Bond shall first be surrendered to the Issuer), together with indemnity satisfactory to the Issuer and compliance with such other reasonable regulations as the Issuer may prescribe.  If any such Bond has matured or a redemption date pertaining thereto has passed, instead of issuing a new Bond the Issuer may pay the same without surrender thereof, upon receipt of such evidence, indemnification and payment of fees and expenses as described herein.  The Issuer may charge the Owner of such Bond with its reasonable fees and expenses incurred in connection with this Section.

Section 2.07.  Exchangeability and Transfer of Bonds; Persons Treated as Owners.

(a)The Issuer shall keep a registration book showing the name and address of the Owner of the Bond.

(b)Any Owner of a Bond, in person or by such Owner’s duly authorized attorney, may transfer title to such Owner’s Bond upon surrender thereof at the principal office of the Issuer, by providing the Issuer with a written instrument of transfer (in substantially the form of assignment attached to the Bond) executed by the Owner or such Owner’s duly authorized attorney, and thereupon, the Issuer shall execute and deliver in the name of the transferee or transferees a new Bond or Bonds of the same aggregate principal amount and tenor as the Bond surrendered (or for which transfer of registration has been effected) and of any Authorized Denomination(s).

(c)Bonds may be exchanged upon surrender thereof at the principal office of the Issuer with a written instrument of transfer satisfactory to the Issuer executed by the Owner or such Owner’s attorney duly authorized in writing, for an equal aggregate principal amount and of the same tenor as the Bonds being exchanged and of any Authorized Denomination(s).  The Issuer shall execute and deliver Bonds that the Owner making the exchange is entitled to receive, bearing numbers not contemporaneously then outstanding.

(d)Such registrations of transfer or exchanges of Bonds shall be without charge to the Owners of such Bonds, but any taxes or other governmental charges required to be paid with respect to the same shall be paid by the Owner of the Bond requesting such registration of transfer or exchange as a condition precedent to the exercise of such privilege.  Any service charge made by the Issuer for any such registration of transfer or exchange and all reasonable expenses of the Issuer and the Purchaser shall be paid by the Borrower.   In case of any transfer, the Purchaser shall give the Borrower written notice of the name and address of the transferee.

(e)The person in whose name any Bond shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of or on account of either principal or interest shall be made only to or upon the order of the registered owner thereof or such Owner’s duly authorized attorney, but such registration may be changed as hereinabove provided.  All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

(f)All Bonds issued upon any registration of transfer or exchange of Bonds shall be legal, valid and binding limited obligations of the Issuer, evidencing the same debt, and entitled to the same security and benefits under this Agreement, as the Bonds surrendered upon such registration of transfer or exchange.

(g)Notwithstanding the foregoing, the Bonds may only be transferred in Authorized Denominations to (i) an affiliate of an Owner, (ii) a trust or custodial arrangement established by an Owner or one of its affiliates, the owners of the beneficial interests in which are limited to qualified institutional buyers, as defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the “1933 Act”), or (iii) to a Person that is a qualified institutional buyer that is a commercial bank having a combined capital and surplus, determined as of the date of any transfer pursuant to this Section, of $5,000,000,000 or more that has executed and delivered to the Issuer and the Borrower an Investor Letter in the form of Exhibit C.

Section 2.08.  Cancellation.  All Bonds that have been surrendered to the Issuer pursuant to Sections 2.06 or 2.07, for the purpose of purchase upon the Mandatory Purchase Date or for payment upon maturity or redemption prior to maturity, shall be cancelled and destroyed by the Issuer.

Section 2.09.  Mandatory Purchase of the Bonds.

(a)Mandatory Purchase on Mandatory Purchase Date.  The Bonds shall be subject to mandatory tender for purchase on the Mandatory Purchase Date at the Purchase Price thereof.  The Owners shall tender the Bonds to the Issuer or its duly authorized agent by 10:00 a.m., Local Time, on the Mandatory Purchase Date.

(b)Bonds Deemed Tendered.  If an Owner fails to deliver such Bond to the Issuer on or before the Mandatory Purchase Date, then such Bond that is not delivered to the Issuer shall be deemed to have been properly tendered (such Bond being hereinafter referred to as an “Untendered Bond”) and, to the extent that there shall be on deposit with the Issuer on the date purchase thereof is required as provided herein Eligible Funds sufficient to pay the Purchase Price thereof, such Untendered Bond shall cease to constitute or represent a right to payment of principal or interest thereon and shall constitute and represent only the right to the payment of the Purchase Price payable on such date.

(c)Source of Funds for Purchase of Bonds.  On the Mandatory Purchase Date the Issuer shall purchase (but solely from funds set forth below) the Bonds tendered (or deemed tendered) for purchase in accordance with this Section at the applicable Purchase Price.  Funds for the payment of the Purchase Price for such Bonds shall be paid by the Issuer solely from moneys furnished by the Borrower and available for such purpose, and the Issuer has no liability for payment of the Purchase Price.

(d)Failure to Purchase on the Mandatory Purchase Date.  Notwithstanding anything in this Agreement to the contrary, in the event the Bonds are not purchased or remarketed on the Mandatory Purchase Date, such Bonds shall constitute Unremarketed Bonds and such Unremarketed Bonds shall bear interest at the rates and shall be payable and redeemed on the dates and in the amounts set forth in the Continuing Covenant Agreement.

Section 2.10.  Redemption of Bonds.

(a)Optional Redemption.  Subject to any limitations set forth in the Continuing Covenant Agreement, the Bonds are subject to prepayment in Authorized Denominations on any Interest Payment Date at the direction of the Borrower in accordance with Section 3.05, on behalf of the Issuer, in whole or in part, at the Redemption Price.  Notwithstanding anything herein to the contrary, the Bonds may be redeemed in amounts less than Authorized Denominations as required by Section 3.01(b) of the Continuing Covenant Agreement.

(b)Extraordinary Optional Redemption.  The Bonds are subject to redemption in whole, at the direction of the Borrower, on behalf of the Issuer, at the Redemption Price, on any date for which the requisite notice of redemption can be given, within 180 days of the occurrence of any of the following events:

(i)the Project has been damaged or destroyed to such an extent that in the judgment of the Borrower (A) it cannot reasonably be restored within a period of three consecutive months to the condition thereof immediately preceding such damage or destruction, (B) the Borrower is thereby prevented from carrying on its normal operations at the Project for a period of three consecutive months, or (C) it would not be economically feasible for the Borrower to replace, repair, rebuild or restore the same;

(ii)title in and to, or the temporary use of, all or substantially all of the Project has been taken under the exercise of the power of Eminent Domain by any Governmental Authority or any Person acting under governmental authority (including such a taking as, in the judgment of the Borrower, results in the Borrower being prevented thereby from carrying on its normal operations at the Project for a period of three consecutive months);

(iii)as a result of any changes in the Constitution of the State, or the Constitution of the United States of America or by legislative or administrative action (whether state or federal) or by final decree, judgment, decision or order of any court or administrative body (whether state or federal), this Agreement has become void or unenforceable or impossible to perform in accordance with the intent and purpose of the parties as expressed therein;

(iv)unreasonable burdens or excessive liabilities have been imposed on the Borrower with respect to the operations of the Project, including, without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of this Agreement that, in the judgment of the Borrower, render the continued operation of the Project uneconomical;

(v)changes which the Borrower cannot reasonably control or overcome in the economic availability of materials, supplies, labor, equipment and other properties and things necessary for the efficient operation of the Project for the purposes contemplated by this Agreement have occurred or technological changes that the Borrower cannot reasonably overcome have occurred that, in the judgment of the Borrower, render the continued operation of the Project uneconomical;

(vi)legal curtailment of the Borrower’s use and occupancy of all or substantially all of the Project for any reason other than that set forth in (ii) above, which curtailment shall, in the judgment of the Borrower, prevent the Borrower from carrying on its normal operations at the Project for a period of three consecutive months; or

(vii)this Agreement is terminated prior to its expiration for any reason other than the occurrence of an Event of Default under this Agreement.

(c)Notwithstanding the foregoing provisions of paragraph (b), any redemption under paragraph (b) shall be subject to the provisions of the Continuing Covenant Agreement and the written direction or consent of the Purchaser.

(d)Mandatory Sinking Fund Redemptions.  The Bonds are not subject to mandatory sinking fund redemption.

(e)Redemption of Unremarketed Bonds.  Unremarketed Bonds are subject to special mandatory redemption by the Borrower, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed plus accrued interest thereon to but not including the date of such redemption, on the dates, in the amounts and in the manner set forth in the Continuing Covenant Agreement.

(f)Selection of Bonds to be Redeemed.  If less than all the Outstanding Bonds shall be called for redemption, the Issuer shall select or arrange for the selection, in such manner as it shall deem fair and equitable and pursuant to its rules and procedures of the Bonds, in Authorized Denominations, provided that any Bond or portion thereof remaining Outstanding shall be in an Authorized Denomination.  If there shall be called for redemption less than the principal amount of a Bond, (i) the Issuer shall execute and deliver, upon surrender of such Bond, without charge to the Owner thereof in exchange for the unredeemed principal amount of such Bond at the option of such Owner, Bonds in any of the Authorized Denominations, or (ii) to the extent provided in the form of the Bond, the Owner may reflect the amount of the Bonds being redeemed in the Table of Partial Redemptions without further action.

Section 2.11.  Notice of Redemption.  The Borrower may exercise its option to prepay the Loan and thereby cause a redemption of Bonds pursuant to Section 2.10(a) or (b) by giving written notice to the Issuer and the Purchaser, not less than 45 days prior to the date selected for redemption; provided, however, that, if such redemption is pursuant to Section 2.10(a) or (b), the Borrower shall also deliver a certificate of a Borrower Representative certifying that the conditions precedent to such redemption have been met, and that any conditions to such redemption set forth in the Continuing Covenant Agreement have been met.  Notwithstanding the foregoing, the Borrower is not required to provide any notice of redemptions pursuant to Section 2.10(a) which are effected as required by Section 3.01(b) of the Continuing Covenant Agreement.  A notice of optional redemption shall describe whether and the conditions under which the call for redemption shall be revoked.  All Bonds properly called for redemption will cease to bear interest on the date fixed for redemption, provided Eligible Funds for their redemption have been duly deposited with the Issuer and, thereafter, the Owners of such Bonds called for redemption have no rights in respect thereof except to receive payment of the Redemption Price from the Borrower on behalf of the Issuer and a new Bond for any portion not redeemed.  On a date no later than the date fixed for redemption in such notice, the Borrower shall pay, on behalf of the Issuer, to the Owner moneys in an amount sufficient, together with other moneys, if any, held by the Owner and available for the redemption of the Bonds, to redeem the Bonds at the Redemption Price.

Article III – The Loan and Accounts

Section 3.01.  Loan of Bond Proceeds.  To provide funds for the Acquisition of the Project, the Issuer agrees that it will sell, issue and deliver the Bonds in the aggregate principal amount not to exceed $3,415,000 to the Purchaser.  The Issuer agrees, upon the terms and conditions contained in this Agreement, to lend to the Borrower the proceeds received by the Issuer from the sale of the Bonds.  The Loan shall be made by depositing the proceeds from the initial sale of the Bonds into an account of the Borrower.

Section 3.02.  Repayment of Loan.  The Borrower agrees to repay the Loan by making the following payments:

(a)The Borrower shall pay or cause to be paid, on behalf of the Issuer, to the Owner on or before any Interest Payment Date for the Bonds or any other date that any payment of interest, Redemption Price, if applicable, or principal is required to be made in respect of the Bonds pursuant to this Agreement or pursuant to Section 3.01(b) of the Continuing Covenant Agreement, until the principal of, Redemption Price, if applicable, and interest on the Bonds has been fully paid or provision for the payment thereof has been made in accordance with this Agreement, a sum which will enable the Issuer to pay the amount payable on such date as principal of (whether at maturity or upon redemption or acceleration or otherwise), redemption premium, if any, and interest on the Bonds as provided in herein.

(b)It is understood and agreed that all payments payable by the Borrower under this Section 3.02 are assigned by the Issuer to the Owners of the Bonds pro-rata, based on the percentage ownership of the Principal Amount by each such Owner.  The Borrower assents to such assignment.  The Issuer directs the Borrower, and the Borrower agrees, to pay directly to the Owners, in immediately available funds, all payments payable by the Borrower pursuant to Section 3.02(a).  The Issuer covenants that it will not pledge the payments payable by the Borrower under this Section 3.02 other than to secure the Bonds.

(c)The Borrower also shall pay or cause to be paid the reasonable fees and expenses of the Issuer, such fees and expenses to be paid when due and payable by the Borrower directly to the Issuer for its own account.  The Borrower also shall pay to the Purchaser any amounts owed to the Purchaser under the Continuing Covenant Agreement.

(d)The Borrower also shall pay or cause to be paid when due and payable the reasonable fees and expenses of the Issuer related to the Project and the issuance of the

Bonds, including without limitation, attorneys’ fees and expenses and the Issuer’s administrative fee equal to 1% of the Principal Amount.

(e)The Borrower also shall pay or cause to be paid, when due to the Owners the Purchase Price on the Mandatory Purchase Date, all as more particularly described in Section 2.09 of this Agreement.

(f)In the event the Borrower shall fail to make any of the payments required in this Section 3.02, the item or installment so in default shall continue as an obligation of the Borrower shall bear interest at the Default Rate until the amount in default has been fully paid.

Section 3.03.  Security.  The Borrower irrevocably pledges all Revenues to repayment of the principal and Purchase Price of, Redemption Price, if applicable, and interest on the Bonds and grants a legally valid and binding and perfected first priority Lien on such Revenues to the Owners, subject to no Liens other than Permitted Liens.

Section 3.04.  Unconditional Obligations.  The obligation of the Borrower to make the payments required by Section 3.02 shall be absolute and unconditional.  Except as expressly provided for herein, the Borrower shall pay all such amounts without abatement, diminution or deduction (whether for taxes or otherwise) regardless of any cause or circumstance whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim that the Borrower may have or assert against the Issuer, the Purchaser or any other Person.

Section 3.05.  Prepayments of Loan.   The Borrower may prepay all or any part of the amounts required to be paid by it under Section 3.02 (and thereby cause a redemption of Bonds) at the times and in the amounts provided in Section 2.10 for redemption of the Bonds, and in any such case, the Borrower shall cause to be furnished to the Owners, on behalf of the Issuer, such amounts on or prior to applicable redemption dates.

Article IV – Acquisition of the Project

Section 4.01.  Agreement to Undertake and Complete the Project.

(a)The Borrower covenants and agrees to undertake and complete the Acquisition of the Project.  Upon written request of the Issuer, the Borrower agrees to make available to the Issuer (for review and copying) all the then-current Plans and Specifications for the Project.  The Borrower shall obtain or cause to be obtained all necessary permits and approvals for the Acquisition, operation and maintenance of the Project.

(b)The Borrower agrees to cause the Project to be completed as soon as may be practicable and to cause all Bond Proceeds to be expended no later than three years from the Issue Date.  For Costs of the Project incurred prior to December 16, 2015, the Borrower agrees to advance all funds necessary to reimburse the Issuer for such purpose.  Such advances may be reimbursed to the extent permitted by the Code.

Section 4.02.  [Reserved].

Section 4.03.  Establishment of Completion Date and Certificate as to Completion.  Within 30 days following the completion of Acquisition of the Project, the Borrower Representative shall sign and deliver to the Purchaser a certificate stating that, except for amounts retained by the Purchaser for Costs of the Project not then due and payable, or the liability for which the Borrower is, in good faith, contesting or disputing, (a) the Project has been completed to the satisfaction of the Borrower, and all labor, services, materials and supplies used in such Acquisition have been paid for, and (b) the Project is suitable and sufficient for the efficient operation as a “project” (as defined in the Act).  Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being.

Section 4.04.  Borrower Required to Pay Costs in Event Bond Proceeds Insufficient.  If the Bond Proceeds should not be sufficient to make payments of the Costs of the Project in full, the Borrower agrees to pay directly such costs of completing the Project as may be in excess of the Bond Proceeds.  THE ISSUER DOES NOT MAKE ANY WARRANTY OR REPRESENTATION (EITHER EXPRESS OR IMPLIED) THAT THE BOND PROCEEDS WILL BE SUFFICIENT TO PAY ALL OF THE COSTS OF THE PROJECT OR THAT THE PROJECT WILL BE SUITABLE FOR THE PURPOSES OF THE BORROWER.  If, after exhausting the Bond Proceeds for any reason, the Borrower pays, or deposits moneys in the Borrower’s deposit account with the Purchaser for the payment of, any portion of the Costs of the Project pursuant to the provisions of this Section, the Borrower shall not be entitled to any reimbursement therefor from the Issuer, nor shall it be entitled to any diminution of the amounts payable under Section 3.02.

Section 4.05.  Borrower and Issuer Representatives and Successors.

(a)At or prior to the initial sale of the Bonds, the Borrower and the Issuer shall appoint a Borrower Representative and an Issuer Representative, respectively, for the purpose of taking all actions and delivering all certificates required to be taken and delivered by the Borrower Representative and the Issuer Representative under the provisions of this Agreement.  The Borrower and the Issuer, respectively, may appoint alternate Borrower Representatives and alternate Issuer Representatives to take any such action or make any such certificate if the same is not taken or made by the Borrower Representative or the Issuer Representative.  In the event any of such persons, or any successor appointed pursuant to the provisions of this Section, should resign or become unavailable or unable to take any action or deliver any certificate provided for in this Agreement, another Borrower Representative or alternate Borrower Representative, or another Issuer Representative or alternate Issuer Representative, shall thereupon be appointed by the Borrower or the Issuer, respectively.  If the Borrower or the Issuer fails to make such designation within 10 days following the date when the then incumbent Borrower Representative or Issuer Representative resigns or becomes unavailable or unable to take any such actions, the Authorized Officers of the Borrower, or an Authorized Officer of the Issuer, shall serve as the Borrower Representative or the Issuer Representative, respectively.

(b)Whenever the provisions of this Agreement require the Borrower’s approval, require the Borrower to take some action at the request of the Issuer or require the Issuer to take some action at the request or direction of the Borrower, the Borrower Representative shall make such approval, request or direction in writing unless otherwise specified in this Agreement.  Any action so taken with the written approval of or at the written direction of the Borrower Representative shall be binding upon the Borrower and the Issuer and the Purchaser shall be authorized to rely on any such approval or action.

(c)Whenever the provisions of this Agreement require the Issuer’s approval or require the Issuer to take some action at the request of the Borrower, such approval shall be made or such action shall be taken by the Issuer Representative and the Borrower, and the Purchaser shall be authorized to rely on any such approval or action.

Section 4.06.  Plans and Specifications.  The Borrower shall maintain a set of Plans and Specifications at the Project which shall be available to the Issuer and the Purchaser for inspection and examination during the Borrower’s regular business hours.  The Issuer and the Borrower agree that the Borrower may supplement, amend and add to the Plans and Specifications, and the Borrower may omit or make substitutions for components of the Project, without the approval of the Issuer, but subject to applicable building, zoning and subdivision codes and the requirements of the Continuing Covenant Agreement, including any required consent of the Purchaser, and, provided that no such change shall be made which, after giving effect to such change, would cause any of the representations and warranties set forth in Article VI to be false or misleading in any material respect, or would result in a violation of the covenant set forth in Section 10.04.  If any such change would render materially incorrect or inaccurate the description of the initial components of the Project as previously described in writing by the Borrower to the Purchaser, the Borrower shall deliver to the Issuer and the Purchaser an Approving Opinion and thereafter, the Borrower, the Purchaser and the Issuer shall amend Exhibit D to this Agreement to reflect such change.  No approvals of the Issuer shall be required for the Acquisition of the Project or for the solicitation, negotiation, award or execution of contracts relating thereto.

Section 4.07.  Waiver of Payment and Performance Bonds.  Pursuant to Section 469.155, Subd. 16 of the Act, the Issuer waives the furnishing of contractor’s payment and performance bonds of the kind described in Minnesota Statutes, Section 574.26, as amended.

Article V – Conditions Precedent to Purchase of Bonds

Section 5.01.  Documentary Requirements.  The obligation of the Purchaser to purchase the Bonds is subject to the conditions precedent that the Purchaser has received, on or before the Closing Date, the items listed below in this Section, each dated and in form and substance as is satisfactory to the Purchaser.  However, should the Purchaser purchase the Bonds prior to its receipt of and approval of any of the following items, such purchase shall not be deemed to be a waiver of any documentary requirement.

(a)Each of the items listed in Section 4.01 of the Continuing Covenant Agreement.

(b)A certificate of the Governing Body certifying the names and signatures of the Persons authorized to sign, on behalf of the Issuer, this Agreement and the other Bond Documents to which it is a party and the other documents to be delivered by it hereunder or thereunder.

(c)An Opinion of Counsel to the Issuer to the effect that this Agreement and the other Bond Documents to which the Issuer is a party have been duly authorized, executed and delivered by the Issuer and are legal, valid and binding agreements of the Issuer enforceable against the Issuer in accordance with their terms.

(d)An Opinion of Counsel given by Bond Counsel to the effect that the Bonds have been duly authorized and validly issued, that this Agreement creates a valid Lien on the Revenues and that interest on the Bonds will not be included in gross income of the Owners thereof for federal income tax purposes.

(e)A certificate of the Issuer, dated the Closing Date, stating that to the Issuer’s actual knowledge: (i) the representations and warranties of the Issuer contained in this Agreement and in the other Bond Documents to which it is a party are correct on and as of the Closing Date as though made on and as of such date; (ii) no petition by or against the Issuer has at any time been filed under Title 9 of the United States Code or under any similar law; (iii) no Default or Event of Default by the Issuer has occurred and is continuing, or would result from the Issuer’s execution and performance of this Agreement or the other Bond Documents to which it is a party; (iv) all conditions precedent to the issuance of the Bonds applicable to the Issuer have been satisfied, and the Issuer has duly executed and delivered the Bonds to the Purchaser.

(f)Such other documents, instruments, approvals and, if reasonably requested by the Purchaser or Bond Counsel, certified duplicates of executed originals thereof, and opinions as the Purchaser or Bond Counsel may reasonably request.

Section 5.02.  Incorporation by Reference.  The conditions precedent contained in Article IV of the Continuing Covenant Agreement are incorporated by reference and have the same force and effect as if set forth herein.

Article VI – Representations and Warranties of Borrower

The Borrower represents and warrants as of the Closing Date as follows, which representations and warranties shall survive the execution of this Agreement:

Section 6.01.  Organization; Power; Qualification.  The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the power and authority to own its Property and to carry on its businesses as now being conducted and as currently contemplated to be conducted hereafter and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Property or the nature of its business requires such qualification and authorization.

Section 6.02.  Authorization; Enforceability.  The Borrower has the right, power and authority and has taken all necessary corporate and other action to authorize the execution,

delivery and performance of this Agreement and each of the other Bond Documents to which it is a party in accordance with their respective terms.  This Agreement and each of the other Bond Documents to which it is a party have been duly executed and delivered by the Authorized Officers of the Borrower, and each such document constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as such enforceability may be limited by (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 6.03.  Noncontravention.  The execution, delivery and performance by the Borrower of this Agreement and each of the other Bond Documents to which it is a party, in accordance with their respective terms, and the transactions contemplated hereby and thereby do not and will not (a) contravene or conflict with the Borrower’s articles of incorporation, bylaws or other organizational documents, (b) require any consent or approval of any creditor of the Borrower, (c) violate any Applicable Law (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, or any successor regulations), (d) conflict with, result in a breach of or constitute a default under any Contract to which the Borrower is a party or by which it or any of its Property may be bound or (e) result in or require the creation or imposition of any Lien upon any Property now owned or hereafter acquired by the Borrower except such Liens, if any, expressly created by this Agreement or the other Bond Documents.

Section 6.04.  Governmental Approvals.  No further authorizations, consents or approvals of Governmental Authorities are required in connection with the execution and delivery by the Borrower of this Agreement or the other Bond Documents to which the Borrower is a party or in connection with the carrying out by the Borrower of its obligations under this Agreement or the other Bond Documents to which the Borrower is a party.

Section 6.05.  Litigation.  There is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any Governmental Authority pending, or, to the knowledge of the Borrower, threatened against or affecting the Borrower wherein an unfavorable decision, ruling or finding would adversely affect (i) the transactions contemplated by, or the validity or enforceability of, the Bond Documents or (ii) the tax-exempt status of interest on the Bonds.

Section 6.06.  Title to Property.  The Borrower has good, marketable title to or a leasehold interest in its Property.  None of the Property of the Borrower is subject to any Lien, except Permitted Liens.  The Borrower has complied with all obligations under all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect.  The Borrower enjoys peaceful and undisturbed possession under all such leases.

Section 6.07.  Absence of Defaults and Events of Default.

(a)No Default or Event of Default has occurred and is continuing.

(b)No defaults by the Borrower or any of its Affiliates exist under any Contracts or judgments, decrees or orders, except for defaults that, singly or in the aggregate, have not had and will not have a Material Adverse Effect (as defined in the Continuing Covenant Agreement) or an adverse effect on the Borrower or the Borrower’s ability to perform its obligations under this Agreement or any of the other Bond Documents.

Section 6.08.  [Reserved].

Section 6.09.  Regarding the Project.

(a)The Project is suitable for or used in connection with the business of the Borrower, and the estimated Cost of the Project to be financed through the Loan is not less than $3,346,700.

(b)The financing of the Project as provided under this Agreement and commitments therefor made by the Issuer have induced the Borrower to expand or locate its operations in the jurisdiction of the Issuer.

(c)The Borrower anticipates that upon completion of the Acquisition of the Project, the Borrower will operate the Project as a “project” within the meaning of the Act until the Bonds have been paid in full.

(d)The Project is of the type authorized and permitted by the Act and the Project is substantially the same in all material respects to that described in the notice of public hearing published on February 4, 2016.

(e)The Borrower will cause all of the Bond Proceeds to be applied solely to the payment of Costs of the Project, and not less than 95% of the Bond Proceeds shall be used for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation.

(f)The Borrower presently in good faith estimates the Costs of the Project to equal or exceed the original principal amount of the Bonds.

(g)The Project will be located wholly within the City.

Section 6.10.  Tax-Exempt Status of the Bonds.  The Borrower has taken no action, and has not omitted to take any action, which action or omission would in any way affect or impair the excludability of interest on the Bonds from gross income of the Owners thereof for federal income tax purposes.

Article VII – Representations, Warranties and Covenants of the Issuer

Section 7.01.  Organization; Power; Qualification.  The Issuer is a public body, corporate and politic and political subdivision duly organized and existing under and pursuant to the laws of the State.

Section 7.02.  Authorization of the Bonds and Bond Documents.  In authorizing the issuance of the Bonds, the Issuer has relied entirely (and without independent investigation) on written representations and/or opinions provided by the Borrower, consultants to the Borrower and Bond Counsel that the Project is a “project” as defined in Section 469.153 of the Act, and the Issuer assumes no responsibility for the accuracy of such representations and opinions.

Section 7.03.  Governmental Approvals.  The matters relating to the Issuer set forth herein have been authorized by a resolution of the Governing Body adopted at a meeting called in accordance with Minnesota Statutes, Chapter 13D on February 24, 2016, by the affirmative vote of not less than a majority of its members present.

Section 7.04.  No Default.  To the Issuer’s actual knowledge (but without independent investigation), the Issuer’s execution and delivery of Bond Documents to which it is a party and the Bonds will not constitute on the part of the Issuer a breach of, or a default under, any existing (i) provision of any special legislative act, charter, constitution or other proceeding establishing or relating to the establishment of the Issuer or its affairs or its resolutions or any applicable law, regulation, rule or ordinance, or (ii) any agreement, indenture, mortgage, lease or other instrument to which the Issuer is a party or by which it is bound.

Section 7.05.  Obligations of Issuer.  With respect to the Bonds and based on representations of the Borrower and the Purchaser, there are no other obligations of the Issuer that have been, are being or will be (i) sold at substantially the same time, (ii) sold pursuant to the same plan of financing, and (iii) reasonably expected to be paid from substantially the same source of funds.

Section 7.06.  Litigation.  There is no pending or (to the Issuer’s actual knowledge, but without independent investigation) threatened suit, action or proceeding against the Issuer before or by any court, arbitrator, administrative agency or other governmental authority which contests or seeks to restrain the Issuer’s execution or delivery of the Bonds or the Bond Documents to which the Issuer is a party.

Section 7.07.  Security.  The Issuer has not assigned or pledged and will not assign or pledge its interest in this Agreement for any purpose other than to secure the Bonds.  The Bonds constitute the only bonds or other obligations of the Issuer in any manner payable from the Revenues, and except for the Bonds, no bonds or other obligations have been or will be issued on the basis of this Agreement.

Section 7.08.  Blue Sky.  No representation is made herein as to compliance with the securities or “blue sky” laws of any jurisdiction.

Section 7.09.  Tax Covenants of the Issuer.

(a)The Issuer covenants and agrees as follows: (i) the Issuer will not knowingly take or permit any action to be taken that would adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Bonds and, if it should take or permit any such action, the Issuer shall take all lawful actions within its power and control to rescind such action promptly upon having knowledge thereof; and (ii) the Issuer will take such action or actions, including amending this Agreement, as may be reasonably necessary in the opinion of Bond Counsel to comply fully with all Applicable Laws, policies, procedures or other official statements promulgated or, to the extent necessary in the opinion of Bond Counsel, proposed, by the United States Treasury or the Internal Revenue Service pertaining to obligations described in Section 103 of the Code.

(b)The Issuer covenants and agrees that it has not taken or permitted to be taken any action which will cause the interest on the Bonds to become includable in gross income for federal income tax purposes; provided that none of the covenants and agreements contained in this Section 7.13 will require the Issuer to enter an appearance or intervene in any administrative, legislative or judicial proceeding in connection with any changes in Applicable Laws or in connection with any generally applicable decisions of any Governmental Authority affecting the exclusion from gross income for federal income tax purposes of interest on the Bonds; and provided further that the Issuer’s responsibilities, if any, pursuant to this paragraph shall be limited to actions within its control.

Section 7.10.  Reliance on Issuer’s Representations.  The Borrower, the Purchaser and Bond Counsel may rely on the representations of the Issuer set forth in this Article VII.

Article VIII – Maintenance and Taxes

Section 8.01.  Borrower’s Obligations to Maintain and Repair.  The Borrower agrees that during the term of this Agreement it will keep and maintain all of its material properties and equipment (including the Facilities) necessary to the operation of its business in good condition, repair and working order, ordinary wear and tear excepted, at its own cost, and will make or cause to be made from time to time all repairs thereto (including external and structural repairs) and renewals and replacements thereto necessary for the operation thereof.

Section 8.02.  Taxes and Other Charges.  The Borrower will promptly pay and discharge or cause to be promptly paid and discharged, as the same become due, all taxes, assessments, governmental charges or levies and all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Facilities imposed upon it or in respect of the Facilities before the same shall become in default, as well as all lawful claims which, if unpaid, might become a Lien or charge upon such property and assets or any part thereof, except such that are contested in good faith by the Borrower for which the Borrower has maintained adequate reserves satisfactory to the Purchaser.

Article IX – Insurance, Eminent Domain and Damage and Destruction

Section 9.01.  Insurance.  The Borrower will, during the term of this Agreement and at all times while any Bonds are outstanding, continuously maintain casualty and liability insurance on the Facilities in amounts and covering such risks as are customarily insured against by businesses of like size and type, paying as the same become due all premiums in respect thereof.  In addition the Borrower shall comply, or cause compliance, with applicable worker’s compensation laws of the State.

Section 9.02.  Provisions Respecting Eminent Domain; Damage; Destruction.  In case of a taking or proposed taking of all or any part of the Facilities or any right therein by Eminent Domain, the Borrower shall give prompt written notice to the other parties hereto.  Each such notice shall describe generally the nature and extent of the taking or proposed taking and any proceedings or negotiations related thereto.  If at any time while any of the Bonds are Outstanding, the Facilities, or any portion thereof, shall be damaged or destroyed by fire, flood, windstorm or other casualty, or title to, or the temporary use of, the Facilities, or any portion thereof, have been taken by the power of Eminent Domain, the Borrower (unless it has exercised its option to prepay all of the Bonds) shall cause the Net Proceeds or an amount equal thereto to be used for the repair, reconstruction, restoration or improvement of the Facilities or the redemption of the Bonds, or any combination thereof.  In case of any damage to or destruction of all or any part of the Facilities exceeding $50,000, the Borrower shall give prompt written notice thereof to the Issuer and the Purchaser.  Notwithstanding the above, the Borrower shall comply with the terms of the Continuing Covenant Agreement relating to the use of Net Proceeds.

Article X – Special Covenants

Section 10.01.  Access to the Facilities and Inspection.  The Issuer and the Purchaser, and their respective agents and employees, have the right, at all reasonable times during normal business hours of the Borrower upon the furnishing of reasonable notice to the Borrower under the circumstances, to enter upon and examine and inspect the Project and to examine and copy the books and records of the Borrower insofar as such books and records relate to Costs of the Project or the Bond Documents.

Section 10.02.  Further Assurances and Corrective Instruments.  Subject to the provisions of this Agreement, the Issuer (upon the advice of Bond Counsel) and the Borrower agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements and amendments hereto and such further instruments as may reasonably be required for carrying out the intention or facilitating the performance of this Agreement or the transactions contemplated hereby.

Section 10.03.  Recording and Filing; Other Instruments.  The Borrower shall cause this Agreement and all necessary financing statements (including continuation statements) to be recorded and filed in such manner and in such places as may be required by law to fully preserve and protect the security of the Owners and the rights of the Purchaser and to perfect any security interest created by this Agreement.  The Borrower covenants that it will cause continuation statements to be filed as required by law in order fully to preserve and to protect the rights of the Purchaser or the Issuer in the assignment of certain rights of the Issuer under this Agreement.  The Borrower and the Issuer shall execute and deliver all instruments and shall furnish all information and evidence deemed necessary or advisable in order to enable the Borrower to fulfill its obligations as provided in this Section.  The Borrower shall file and re-file and record and re-record or shall cause to be filed and re-filed and recorded and re-recorded all instruments required to be filed and re-filed and recorded and re-recorded and shall continue or cause to be continued the liens of such instruments for so long as any of the Bonds shall be Outstanding and any other amounts remain due and payable under the Continuing Covenant Agreement.

Section 10.04.  Tax Covenants of the Borrower.

(a)The Borrower covenants and agrees that it has not taken and will not take or cause to be taken, and has not omitted and will not omit or cause to be omitted, any action which will result in interest paid on the Bonds being included in gross income of the Owners of the Bonds for the purposes of federal income taxation.

(b)The Borrower covenants and agrees that it will take or cause to be taken all required actions necessary to preserve the exclusion from gross income for federal income tax purposes of interest on the Bonds; and the Issuer covenants and agrees that it will take or cause to be taken all required actions to preserve the exclusion from gross income for federal income tax purposes of interest on the Bonds; provided that the Issuer has no obligation or responsibility to direct or cause the Borrower to take any action.

(c)The Borrower is the owner and operator of the Project.  The Borrower has no relationships with other Persons which would result in a disallowance of losses under Code Sections 267 or 707(b).  The Borrower is not a member of a controlled group of corporations as defined in Code Section 1563(a), provided that such section shall be interpreted for these purposes by substituting “more than 50%” for “at least 80%” each place it appears therein).

(d)The Bond Proceeds when taken together with the aggregate amount of capital expenditures with respect to the portion of the Property located in St. Louis County, Minnesota, paid or incurred during the six-year period beginning three years before the Issue Date and ending three years after such date (and financed otherwise than out of Bond Proceeds), does not and will not exceed $20,000,000.

(e)Not more than 25% of the net Bond Proceeds are to be used to provide a facility the primary purpose of which is one of the following: retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment.

(f)No portion of the Bond Proceeds is to be used to provide the following: any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility or racetrack.

(g)No Person other than the Borrower and its employees will use the Project.

(h)There are no other issues of obligations, the interest on which is exempt from federal income taxation, which benefit the Borrower or with respect to which the Borrower is obligated.

(i)Ninety-five percent or more of the net Bond Proceeds will be used to provide a facility which is directly used in the manufacturing or production of tangible personal property (including the processing resulting in a change in the condition of such property).  Any office space constructed with Bond Proceeds is or will be located on the Project premises, and not more than a de minimis amount of the functions to be performed at such office is not directly related to the day-to-day operations of the Project.

Section 10.05.  Indemnity Against Claims.  The Borrower will pay and discharge and will indemnify and hold harmless the Issuer and the Purchaser, and their respective directors, members, officers, employees and agents, from any taxes, assessments, impositions and other charges in respect of the Project.  If any such claim is asserted, or any such lien or charge upon payments, or any such taxes, assessments, impositions or other charges, are sought to be imposed, the Issuer or the Purchaser, as the case may be, will give prompt written notice to the Borrower; provided, however, that the failure to provide such notice will not relieve the Borrower of the Borrower’s obligations and liability under this Section and will not give rise to any claim against or liability of the Issuer or the Purchaser.  The Borrower has the sole right and duty to assume, and shall assume, the defense thereof, with counsel acceptable to the Person on behalf of whom the Borrower undertakes a defense, with full power to litigate, compromise or settle the same in its sole discretion.

Section 10.06.  Release and Indemnification.

(a)The Borrower will pay all Costs of Issuance, and shall at all times protect, indemnify and hold the Issuer and the Governing Body, and their respective members, directors, officers, employees, attorneys and agents, harmless against any and all liabilities, losses, damages (including consequential damages), costs, expenses (including reasonable attorneys’ fees), taxes, causes of action, suits, claims, demands and judgments of any nature arising from or in connection with:

(i)the Acquisition of the Project or the use or occupancy of the Facilities, including, without limitation, all claims or liability resulting from, arising out of or in connection with the acceptance or administration of the Bond Documents or the trusts thereunder or the performance of duties under the Bond Documents or any loss or damage to property or any injury to or death of any Person that may be occasioned by any cause whatsoever pertaining to the Project or the use thereof, including without limitation any lease thereof or assignment of any interest in this Agreement, such indemnification to include the reasonable costs and expenses of defending itself or investigating any claim of liability and other reasonable expenses and attorneys’ fees incurred by the Issuer and the Governing Body, and their respective members, directors, officers, employees, attorneys and agents, in connection therewith;

(ii)any injury to or death of any Person or damage to property in or upon the Facilities or growing out of or connected with the ownership use, non-use, condition or occupancy of the Facilities or any part thereof by Borrower;

(iii)any violation of any agreement or covenant of the Bond Documents by Borrower;

(iv)any violation of any contract, agreement or restriction by the Borrower relating to the Facilities;

(v)any violation by Borrower of any law, ordinance or regulation affecting the Facilities or any part thereof or the ownership, occupancy or use thereof by Borrower, or arising out of this Agreement, the Bonds or the transactions contemplated thereby, including any requirements imposed on the

Purchaser as a financial institution or any disclosure or registration requirements imposed by any federal or State securities law;

(vi)any statement or information relating to the expenditure of the Bond Proceeds contained in the Tax Certificate or similar document furnished by the Borrower to the Issuer or the Purchaser which, at the time made, is misleading, untrue or incorrect in any material respect; and any other information furnished by the Borrower to the Purchaser or the Issuer in connection with the transactions hereunder contemplated that is misleading, untrue or incorrect in any material respect;

(vii)any investigation or audit commenced by the IRS or the Department of Revenue of the State relating to the Project or the income tax exemption of interest payable on the Bonds or any other action, ruling or decision which may give rise to a Determination of Taxability; and

(viii)any other cause whatsoever pertaining to the issuance, sale and delivery of the Bonds, the acquisition, installation and operation of the Project, or any action taken in good faith by the Issuer or the Purchaser, their officers and employees, to carry out the transaction contemplated by this Agreement.

(b)The provisions of this Section will survive payment or defeasance of the Bonds and termination or expiration of any other provisions of this Agreement.

(c)The benefits of this Section shall not inure to any Person other than the Issuer, the Governing Body, and their respective members, directors, officers, employees, attorneys and agents, and provided further that such loss, damage, death, injury, claims, demands or causes shall not have resulted from the gross negligence or willful misconduct of, the Issuer, the Governing Body or such members, directors, officers, employees, attorneys and agents.

Section 10.07.  Non-Arbitrage Covenant.

(a)The Borrower and the Issuer covenant that they will (i) not take, or fail to take, any action or make any investment or use of the Bond Proceeds that would cause the Bonds to be “arbitrage bonds” within the meaning of Section 148 of the Code and (ii) comply with the requirements of Section 148 of the Code.

(b)In the event that all of the Bond Proceeds, including the investment proceeds thereof, are not expended by the date which is six months following the Issue Date, or if for any other reason a rebate is payable to the United States pursuant to Section 148 of the Code, the Borrower shall calculate, or cause to be calculated, the amount of the required rebate to the United States of America, as described in the Tax Certificate (the “Rebate Amount”).  The Borrower agrees to pay the amount so calculated, together with supporting documentation, to the Purchaser so as to permit the Purchaser to pay such rebate to the United States of America at the times required by the Code.  The amount paid by the Borrower to the Purchaser shall be deposited into a special fund designated as the Rebate Fund, which shall be created and maintained in accordance with the terms of the Tax Certificate.  The Borrower shall maintain or cause to be maintained records of the determinations of the rebate, if any, pursuant to this Section 10.07(b) until six years after the retirement of the Bonds.  This Section 10.07(b) shall be construed in accordance with Section 148(f) of the Code, including, without limitation, any applicable tax regulations promulgated under the Code.  Nothing contained in this Agreement shall be interpreted or construed to require the Issuer to pay any applicable rebate, such obligation being the sole responsibility of the Borrower.  The Borrower shall pay all fees, costs and expenses associated with calculation of the Rebate Amount and upon request from the Issuer provide the Issuer with a copy of such calculation.

(c)The Issuer covenants that, if so requested by the Borrower, it shall execute any form required to be signed by an issuer of tax-exempt bonds in connection with the payment of any rebate or the recovery of overpayment of any rebate amount under the Code (including Internal Revenue Service Form 8038-T and Internal Revenue Service Form 8038-R).  The Borrower shall supply all information required to be stated in such form and shall prepare such form.  Except for the execution and delivery of such form upon timely presentation by the Borrower, the Issuer has no responsibility for such form or the information stated thereon.

Section 10.08.  Notice of Determination of Taxability.  Promptly after the Borrower first becomes aware of the occurrence of a Determination of Taxability or an event that could trigger the occurrence of a Determination of Taxability, the Borrower shall give written notice thereof to the Issuer and the Purchaser.

Section 10.09.  Duties and Obligations.  The Borrower covenants and agrees that it will fully and faithfully perform all the duties and obligations that the Issuer has covenanted and agreed in this Agreement to cause the Borrower to perform and any duties and obligations that the Borrower is required to perform.  The foregoing shall not apply to any duty or undertaking of the Issuer that by its nature cannot be delegated or assigned.

Section 10.10.  Financial Statements.  The Borrower shall, upon request, deliver to the Purchaser and the Issuer (but solely upon the Issuer’s written request) as soon as practicable and in any event within 120 days after the end of each Fiscal Year, the audited financial statements of the Borrower for such Fiscal Year.

Section 10.11.  Compliance with Laws.  The Borrower shall comply with all Applicable Laws.

Section 10.12.  Maintenance of Existence.  The Borrower agrees that it will maintain its organizational existence, will not dissolve or otherwise dispose of all or substantially all of its Property and will not consolidate with or merge into another Person or permit one or more other Persons to consolidate with or merge into it, except in strict compliance with the terms of Applicable Law and the Continuing Covenant Agreement.

Section 10.13.  Limitation on the Issuer’s Liability; Payment of All Expenses.

(a)It is understood and agreed by the Borrower (i) that no covenant, provision or agreement contained in the Bond Documents, the Bonds or in any other agreement, certificate or document executed or delivered in connection with the issuance of the Bonds, and that no obligation herein or therein imposed upon the Issuer and each of its officers, agents and employees (or any other party) or respecting the breach thereof (collectively, the “Indemnified Matters”), shall give rise to a pecuniary liability of the Issuer or a charge against its general credit or taxing powers; (b) that the Bonds constitute only special and limited revenue obligations of the Issuer, payable solely from the revenues pledged to the payment thereof pursuant to the Bond Documents; and (c) that the Bonds do not now and will never constitute an indebtedness, a moral or general obligation or a loan of the credit of the Issuer or a charge, lien or encumbrance, legal or equitable, against the Issuer’s property, general credit or taxing powers.  The Borrower indemnifies the Issuer and each of its officers, agents and employees (collectively, the “Indemnified Parties”) and the Borrower agrees to defend the Indemnified Parties against all expense, loss, claim, judgment, damage and any other liability respecting or arising out of the Indemnified Matters, and the Borrower will reimburse the Indemnified Parties for all legal and other expenses incurred by the Indemnified Parties in relation thereto, and this covenant to indemnify and reimburse the Indemnified Parties, together with all of the other Unassigned Issuer’s Rights, shall survive delivery of and payment for or defeasance of the Bonds and the expiration or termination of any other provisions of this Agreement.

(b)The Borrower will pay to the Issuer and agrees to defend the Issuer against all liabilities, costs and other expenses (including attorneys’ fees) of the Issuer suffered, incurred or paid at any time in connection with any actions, transactions or other matters contemplated by or taken pursuant (or relating in any manner whatsoever) to the Bonds, the Bond Documents or any of the other documents executed in connection with the issuance of or otherwise related to the Bonds, or as may arise in connection with any of the foregoing.  The Borrower shall also reimburse the Issuer for all other costs and expenses, including without limitation reasonable attorneys’ fees, paid or incurred by the Issuer in connection with (i) the discussion, negotiation, preparation, approval, execution and delivery of the Bonds and the Bond Documents and the documents and instruments related thereto; (ii) any amendments or modifications to the Bonds or the Bond Documents and any document, instrument or agreement related thereto, and the discussion, negotiation, preparation, approval, execution and delivery of any and all documents necessary or desirable to effect such amendments or modifications; and (iii) the enforcement by the Issuer during the term hereof or thereafter of any document, instrument or agreement related hereto or thereto, including, without limitation, costs and expenses of collection in the Event of Default, whether or not suit is filed with respect thereto. The rights of the Issuer under this Section are supplementary to the Issuer’s rights under Sections 10.05 and 10.06 and the provisions thereof must not be interpreted as a limitation of the Issuer’s rights under this Section 10.13.

Article XI – Assignment, Lease and Sale

Section 11.01.  Restrictions on Transfer of Issuer’s Rights.  The Issuer agrees that, except for the assignment of certain of its rights, title and interests under this Agreement to the Purchaser, it will not during the term of this Agreement sell, assign, transfer or convey its rights, title and interests in this Agreement except as provided in Section 11.02.

Section 11.02.  Assignment of Agreement by the Borrower or Lease or Sale of Project.  All or a portion of the rights, duties and obligations of the Borrower under this Agreement may be assigned by the Borrower and the Project may be leased or sold as a whole or in part by the Borrower, without having to obtain the consent of the Issuer; provided that unless permitted in the immediately succeeding sentence, the Borrower shall not be released from its obligations hereunder in connection with any such assignment, lease or sale; and further provided that the Borrower shall give written notice to the Issuer of the consummation of such assignment, lease or sale.  Upon the assignment of all of the Borrower’s rights, duties and obligations under this Agreement or the lease or sale of the Project as a whole, the Purchaser may execute a release of the Borrower from its obligations hereunder and under the other Bond Documents and all references to the “Borrower” in this Agreement, the other Bond Documents and the Bonds shall mean the assignee, lessee or purchaser if (i) such assignee, lessee or purchaser assumes the Borrower’s obligations hereunder in writing, (ii) such assignee, lessee or purchaser has a consolidated tangible net worth (after giving effect to such assignment, lease or sale) of not less than the consolidated tangible net worth of the Borrower and its consolidated subsidiaries immediately prior to such assignment, lease or sale; (iii) no Event of Default has occurred and is continuing hereunder, and (iv) the Purchaser has consented in writing to such release.  Prior to any assignment, lease or sale pursuant to this Section, the Borrower has caused to be delivered to the Issuer and the Purchaser, an Approving Opinion, satisfactory in form and substance to each of them.  For purposes of this Section, the term “consolidated tangible net worth” means the difference obtained by subtracting total consolidated liabilities (not including as a liability any capital or surplus item) from total consolidated tangible assets of the Borrower and all of its consolidated Affiliates, computed in accordance with GAAP.

Section 11.03.  Assumption of Agreement by Purchaser of Project Upon Foreclosure.  With the prior written consent of the Issuer, any Person who purchases the Project upon foreclosure may assume the Borrower’s rights, duties and obligations hereunder by delivering to the Issuer and the Purchaser, (a) a written assumption of such rights, duties and obligations satisfactory in form and substance to the Issuer and the Purchaser, and (b) an Approving Opinion, satisfactory in form and substance to the Issuer and the Purchaser.  From and after the date of such assumption, the Borrower shall be deemed to be released from its rights, duties and obligations hereunder and all references to the “Borrower” in this Agreement, the other Bond Documents and the Bonds shall mean the Person who purchased the Project upon foreclosure.

Article XII – Events of Default

Section 12.01.  Events of Default.  The term “Event of Default” shall mean any one or more of the following events:

(a)Failure by the Borrower to make any payment required to be paid pursuant to Section 3.02;

(b)The occurrence of an Event of Default under the Continuing Covenant Agreement;

(c)Any representation or warranty made or deemed made by or on behalf of the Borrower contained in this Agreement or in any instrument furnished in compliance with or in reference to this Agreement proves false or misleading in any material respect as of the date of the making or furnishing thereof;

(d)Failure by the Borrower to observe or perform any of its other covenants, conditions, payments or agreements under this Agreement (other than as described in Sections 12.01(a) or 12.01(b)) for a period of 30 days after written notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the Issuer or the Purchaser;

(e)The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, assignee, sequestrator, trustee, liquidator or similar official of the Borrower of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other federal or state law relating to bankruptcy, insolvency, reorganization, arrangement, winding up or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against the Borrower in an involuntary case under the Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

(f)A proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, arrangement, dissolution, winding up, composition or adjustment of debts of the Borrower, (ii) the appointment of a trustee, receiver, custodian, assignee, sequestrator, liquidator or similar official of the Borrower or of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, arrangement, winding up, composition or adjustment of debts or an order for relief against the Borrower shall be entered in an involuntary case under the Bankruptcy Code.

Section 12.02.  Rights and Remedies.

(a)Upon the occurrence of an Event of Default, the Purchaser (i) may by notice to the Issuer and the Borrower, declare the obligations of the Borrower hereunder, under the Loan and under the Continuing Covenant Agreement to be immediately due and payable, and the same shall thereupon become immediately due and payable (provided that, the obligations of the Borrower shall be and become automatically and immediately due and payable without such notice upon the occurrence of an Event of

Default described in Section 12.01(f) or (g)), without demand, presentment, protest or further notice of any kind, all of which are expressly waived by the Borrower; (ii) may cure any default, event of default or event of nonperformance under this Agreement or any of the other Bond Documents (in which event the Borrower shall reimburse the Purchaser therefor pursuant to the Continuing Covenant Agreement); (iii) may exercise its banker’s lien or right of set-off, (iv) may proceed to protect its rights by suit in equity, action at law or other appropriate proceedings, whether for specific performance of any covenant or agreement of the Issuer or the Borrower herein contained or in and of the exercise of any power or remedy granted to the Purchaser hereunder or under any of the Bond Documents and/or (v) may exercise any other rights or remedies available under any Bond Document, any other agreement or at law or in equity.  The rights and remedies of the Purchaser specified herein are for the sole and exclusive benefit, use and protection of the Purchaser, and the Purchaser is entitled, but has no duty or obligation to the Issuer, the Borrower or otherwise, (A) to exercise or to refrain from exercising any right or remedy reserved to the Purchaser, or (B) to cause any other party to exercise or to refrain from exercising any right or remedy available to it under any of the Bond Documents.

(b)From and after the occurrence of an Event of Default, all amounts owing to the Purchaser hereunder, under the Bonds or under the other Bond Documents shall accrue interest daily at the Default Rate.  Interest accruing at the Default Rate shall be due and payable on demand.

(c)If the Purchaser has elected in its sole discretion the remedy set forth in Section 12.02(a)(i), the Borrower shall immediately pay all amounts outstanding hereunder, under the Bonds and under the other Bond Documents.

Section 12.03.  Application of Moneys.  All of the moneys realized through the exercise of the remedies provided in Section 12.02 shall be used to pay principal and Purchase Price of and interest on the Bonds then due or overdue and costs incurred in the collection thereof (including reasonable attorneys’ fees).  If the available moneys are not sufficient on any payment date to pay principal and Purchase Price of and interest on the Bonds then due or overdue and costs incurred in the collection thereof (including reasonable attorneys’ fees), they shall be applied first to the payment of costs incurred in the collection thereof (including reasonable attorneys’ fees), second to interest then due on the Bonds, in the order of maturity of the installments of such interest, third to the payment of the unpaid principal or Purchase Price of the Bonds which have become due, by reason of maturity, redemption, acceleration or otherwise and, fourth to the payment of any other amounts owed by the Borrower to the Purchaser pursuant to the Bond Documents.

Section 12.04.  No Waiver; Remedies.  No failure on the part of the Purchaser to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege; nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or which the Purchaser would otherwise have.

Article XIII – Miscellaneous

Section 13.01.  Amendments and Waivers.  No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower from any such provision shall in any event be effective unless the same shall be in writing and signed by the Purchaser.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  In the event any agreement contained in this Agreement should be breached by the Borrower and thereafter waived by the Purchaser, such waiver shall be limited to the particular breach so waived for the specific period set out in such waiver and such waiver shall not constitute a waiver of such breach for any other period and shall not waive any other or similar breach hereunder.

Section 13.02.  Execution in Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 13.03.  Notices.  Except as otherwise provided herein, all notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt) to the address or facsimile number set forth below and shall be deemed to have been given on the date deposited in the mail, if mailed, by first class, registered or certified mail, postage prepaid, addressed as set forth below.  Where required herein, notice shall be given by telephone, and promptly confirmed in writing, and shall be deemed given when given by telephone to the telephone numbers set forth below.  The Issuer, the Borrower and the Purchaser may, by written notice given hereunder, designate any different addresses, phone numbers and facsimile numbers to which subsequent notices, certificates, approvals, consents, requests or other communications shall be sent.

To the Issuer:	Duluth Economic Development Authority Attention: Executive Director 411 West First Street, Suite 402 Duluth, MN 55802 Telephone: 218-730-5322 Facsimile: 218-730-5904
To the Borrower:	Ikonics Corporation Attention: Vice President of Finance/CFO 4832 Grand Avenue Duluth, MN 55807 Telephone: 218-624-6455 Facsimile: 218-628-3245

To the Purchaser:	Wells Fargo Bank, National Association Attention: Bob Espenson 1502 Highway 33 South Cloquet, MN 55720 Telephone: 218-879-5582 Facsimile: 218-879-9393

Section 13.04.  Severability.  If any provision of this Agreement is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.  The invalidity of any one or more phrases, sentences, clauses or Sections of this Agreement shall not affect the remaining portions of this Agreement or any part thereof.

Section 13.05.  Payments Due on Non-Business Days.  In any case where the date of maturity of interest on or Redemption Price, if applicable, or principal of the Bonds or the date fixed for redemption or purchase of any Bonds shall not be a Business Day, then payment of such Purchase Price, interest, Redemption Price, if applicable, or principal, unless otherwise provided herein, need not be made on such date but shall be made on the immediately succeeding Business Day, with the same force and effect as if made on the date of maturity or the date fixed for redemption, and, in the case of such payment, no interest shall accrue for the period from and after such date.

Section 13.06.  Liability of the Purchaser.  Neither the Purchaser nor any of its officers, directors, employees or agents shall be liable or responsible for any of the following: (i) the use that may be made of the Bond Proceeds, the Loan or any amounts made available by the Purchaser hereunder or for any acts or omissions of the Borrower in connection therewith; or (ii) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged.  In furtherance and not in limitation of the foregoing, the Purchaser may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

Section 13.07.  Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State.

Section 13.08.  Captions.  The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement.

Section 13.09.  Successors and Assigns.  This Agreement is a continuing obligation and shall be binding upon and inure to the benefit of the Issuer, the Borrower, the Purchaser and their respective successors, endorsees and assigns (but no other Person has any benefit, right or interest under or because of this Agreement), except that neither the Issuer nor the Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Purchaser.

Section 13.10.  Complete and Controlling Agreement.  This Agreement and the other Bond Documents completely set forth the agreements between the Issuer, the Purchaser and the Borrower and fully supersede all prior agreements, both written and oral, between the Purchaser, the Issuer and the Borrower relating to all matters set forth herein and in the Bond Documents.

Section 13.11.  Contractual Interpretation.  The parties acknowledge that they have read and fully understand the terms of this Agreement, have consulted with such attorneys, accountants, advisors, or other professionals as they have deemed appropriate prior to executing this Agreement with adequate opportunity and time for review thereof, and are fully aware of its contents and of its legal effect.  Accordingly, neither this Agreement nor any ambiguity herein shall be construed against any party on the grounds that such party drafted this Agreement and instead, this Agreement shall be interpreted as though drafted equally by all parties.

Section 13.12.  Electronic Signatures.  The parties agree that the electronic signature of a party to this Agreement shall be as valid as an original signature of such party and shall be effective to bind such party to this Agreement.  The parties agree that any electronically signed document (including this Agreement) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files.  Such paper copies or “printouts,” if introduced as evidence in any judicial, arbitral, mediation or administrative proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form.  Neither party shall contest the admissibility of true and accurate copies of electronically signed documents on the basis of the best evidence rule or as not satisfying the business records exception to the hearsay rule.  For purposes hereof, “electronic signature” means a manually signed original signature that is then transmitted by electronic means; “transmitted by electronic means” means sent in the form of a facsimile or sent via the internet as a “pdf” (portable document format) or other replicating image attached to an e mail message; and, “electronically signed document” means a document transmitted by electronic means and containing, or to which there is affixed, an electronic signature.

Section 13.13.  Third-Party Beneficiaries.  The Owners shall be third-party beneficiaries of this Agreement, and as such also agree and contract with the parties hereto to carry out all of their obligations hereunder.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

DULUTH ECONOMIC DEVELOPMENT AUTHORITY

By	/s/ Nancy Aronson Norr
Name: Nancy Aronson Norr
Title: President

By	/s/ Zack Filipovich
Name: Zack Filipovich
Title: Secretary

[Signatures continued on following page]

[Signature page to Financing Agreement]

IKONICS CORPORATION

By	/s/ Jon Gerlach
Name: Jon Gerlach
Title: Vice President, Finance, Chief Financial Officer & Treasurer

[Signatures continued on following page]

[Signature page to Financing Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Purchaser

By	/s/ Robert Espenson
Name: Robert Espenson
Title: Vice President

EXHIBIT A

INTEREST RATE PROVISIONS

Section 1.01.  Definitions.  In addition to words and terms defined elsewhere in the Agreement, for the purposes of calculating the interest rate on the Bonds, the following words and terms as used in the Agreement, the recitals thereto and this Exhibit A have the following meanings unless the context or use clearly indicates another or different meaning or intent.

“Bond Interest is Taxable” means that interest paid or to be paid on a Bond is or will be includable for federal income tax purposes in the gross income of the Purchaser or any other Owner thereof, but excluding the inclusion of interest on such Bond as an item of tax preference for purposes of the calculation of an alternative minimum tax imposed on the Purchaser or such other Owner.

“Determination of Taxability” means (a) any determination, decision, decree or advisement by the Commissioner of Internal Revenue, or any District Director of Internal Revenue or any court of competent jurisdiction to the effect that Bond Interest is Taxable, or (b) the delivery to the Purchaser or any Owner of an Opinion of Counsel, delivered by Bond Counsel, to the effect that Bond Interest is Taxable.  A Determination of Taxability also shall be deemed to have occurred on the first to occur of the following:

(i)the date when the Borrower files any statement, supplemental statement, or other tax schedule, return or document, which discloses that Bond Interest is Taxable;

(ii)the effective date of any federal legislation enacted or federal rule or regulation promulgated after the date of this Agreement which has the effect that Bond Interest is Taxable; or

(iii)if upon sale, lease or other deliberate action within the meaning of Treas. Reg. § 1.141-2(d), the failure to receive an Approving Opinion.

“Fixed Rate” means a per annum rate of interest equal to 2.14% multiplied by the Margin Rate Factor.

“Interest Payment Date” means (a) the first Business Day of each calendar month commencing June 1, 2016; (b) with respect to Unremarketed Bonds, the dates set forth in the Continuing Covenant Agreement for the payment of interest on Unremarketed Bonds, (c) for Bonds subject to redemption in whole or in part on any date, the date of such redemption and (d) the Maturity Date.

“Margin Rate Factor” means the greater of (a) 1.0, and (b) the product of (i) one minus the Maximum Federal Corporate Tax Rate multiplied by (ii) 1.53846.  The effective date of any change in the Margin Rate Factor shall be the effective date of the decrease or increase (as applicable) in the Maximum Federal Corporate Tax Rate resulting in such change.

“Maximum Federal Corporate Tax Rate” means the maximum rate of income taxation imposed on corporations pursuant to Section 11(b) of the Code, as in effect from time to time or, if as a result of a change in the Code the rate of income taxation imposed on corporations generally shall not be applicable to the Purchaser, the maximum statutory rate of federal income taxation which could apply to the Purchaser.

“Maximum Lawful Rate” means the maximum, non-usurious, lawful rate of interest that may be contracted for, charged or received in connection with the relevant obligation under applicable law without regard to any filing made by a lender with respect to notice of rates in excess of any statutory or regulatory threshold interest rate.

“Taxable Date” means the date on which interest on the Bonds is first includable in gross income of an Owner (including, without limitation, any previous Owner) thereof as a result of a Determination of Taxability.

“Taxable Rate” means, for any date of determination, the rate of interest per annum equal to the product of the interest rate on the Bonds then in effect multiplied by 1.49701.

Section 1.02.  Interest Rate on the Bonds.  The interest rate on the Bonds shall be calculated as follows:

(a)General.  The Bonds shall bear interest from the Issue Date, until paid, at the rate set forth herein (computed on the basis of a 360 day year for the actual days elapsed).

(b)Interest Accrual.  Interest accrued on the Bonds shall be paid on each Interest Payment Date (or, if such day is not a Business Day, the next succeeding Business Day) commencing on the first Interest Payment Date following the Issue Date.  The interest rate on the Bonds will be determined as provided in this Exhibit A except that no rate shall exceed the Maximum Lawful Rate.

(c)Fixed Rate.  The Bonds shall bear interest at the Fixed Rate.

(d)Determination of Rate Conclusive.  The determination of the interest rate on the Bonds, and its calculation of the amount of interest due for any period, by the Purchaser shall be conclusive and binding upon the Issuer, the Borrower and the Owners absent manifest error.

(e)No Liability.  In determining the interest rate or rates that the Bonds shall bear as provided in this Section, the Purchaser shall not have any liability to the Issuer, the Borrower or any Owner except for its gross negligence or willful misconduct.

(f)Adjustments to Index Interest Rates.  Notwithstanding anything to the contrary herein, (i) from and after any Taxable Date, the interest rate on the Bonds shall be established at a rate equal to the Taxable Rate, and (ii) subject to the interest rate limitations of Section 1.02(b) of this Exhibit A, upon the occurrence and continuation of any Event of Default, from and after the effective date of such Event of Default, the interest rate on the Bonds shall be established at a rate equal to the Default Rate.  In the

Exhibit A, page 2

event that more than one of a Taxable Date and an Event of Default have occurred, the interest rate on the Bonds shall be established at a rate equal to the greatest of (A) the Default Rate, if any Event of Default has occurred, (B) the Taxable Rate, if a Taxable Date has occurred, and (C) the interest rate that otherwise would be applicable to the Bonds but for the provisions of this paragraph.

(g)Excess Interest.  Notwithstanding anything in this Agreement to the contrary, if the rate of interest on the Bonds exceeds the Maximum Lawful Rate for such Bonds, then (i) such Bonds shall bear interest at the Maximum Lawful Rate and (ii) interest calculated at the rate equal to the difference between (A) the rate of interest for such Bonds as calculated pursuant to this Agreement and (B) the Maximum Lawful Rate (the “Excess Interest”) shall be deferred until such date as the Bonds bear interest at an interest rate below the Maximum Lawful Rate, as calculated pursuant to Section 1.02 of this Exhibit A, at which time Excess Interest shall be payable with respect to such Bonds in amounts that, when combined with the then-current interest due on the Bonds, do not exceed payment at the Maximum Lawful Rate.  Payments of deferred Excess Interest shall no longer be due and payable upon the earlier to occur of the date on which the Bonds are tendered for purchase in accordance with the terms hereof and are so paid or such Bonds are paid in full.

Exhibit A, page 3

EXHIBIT B

BOND FORM

THIS BOND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2.07 OF THE AGREEMENT AND AS PROVIDED HEREIN

UNITED STATES OF AMERICA

$3,415,000 TAX EXEMPT INDUSTRIAL REVENUE BOND, SERIES 2016

(IKONICS PROJECT)

No. R-1

Interest Rate: As Stated Below	Maturity Date: April 1, 2041
Issue Date: April 29, 2016	Mandatory Tender Date: April 1, 2021

REGISTERED OWNER: WELLS FARGO BANK, NATIONAL ASSOCIATION

PRINCIPAL AMOUNT:   $3,415,000

FOR VALUE RECEIVED, the Duluth Economic Development Authority, a public body, corporate and politic and political subdivision duly organized and existing under the Constitution and laws of the State of Minnesota (the “Issuer”), promises to pay to the Registered Owner specified above, or its registered assigns (each, an “Owner”), on the Maturity Date specified above, unless redeemed prior thereto, the aggregate principal amount set forth above (the “Principal Amount”), together with interest thereon at the rates determined as set forth in the Agreement (as hereinafter defined) from the Issue Date specified above, but only from the sources and in the manner provided in the Agreement on the first Business Day of each calendar month commencing June 1, 2016, and on the Mandatory Purchase Date (each, an “Interest Payment Date”) until the principal hereof is paid or duly provided for upon redemption or maturity.  Payment of the principal and Purchase Price of, redemption premium, if any, and interest on this Bond shall be made in lawful money of the United States of America which on the respective dates of payment thereof shall be legal tender for the payment of public and private debts.

Payments.  The Issuer has agreed that all amounts payable to the Owner with respect to any Bond held by the Owner shall be made to the Owner (without any presentment thereof, except upon payment of the final installment of principal, and without any notation of such payment being made thereon) in such manner or at such address in the United States of America as may be designated by the Owner in writing to the Issuer and the Borrower (as hereinafter defined).  Partial payments of the principal on this Bond may be noted on the Table of Partial Redemptions attached herein in lieu of surrendering this Bond in connection with such payment.  In any case where the date of maturity of the principal or Purchase Price of, redemption premium, if any, or interest on this Bond or the date fixed for redemption of this Bond shall not be a Business Day, then payment of such principal, Purchase Price, redemption premium or interest need not be made on such date but shall be made on the immediately succeeding Business Day, with the same force and effect as if made on the date of maturity or the date fixed for redemption, and, in the case of such payment, no interest shall accrue for the period from and after such date.

Special, Limited Obligation of Issuer.  This Bond is a limited obligation of the Issuer, the principal and Purchase Price of, redemption premium, if any, and interest on which are payable solely from and secured as described in the Agreement, all as described in and subject to limitations set forth in the Agreement, for the equal and ratable benefit of the Owners, from time to time of this Bond.

THE PRINCIPAL AND PURCHASE PRICE OF, REDEMPTION PREMIUM, IF ANY, AND INTEREST ON THIS BOND SHALL NOT BE DEEMED TO CONSTITUTE A DEBT OR A PLEDGE OF FAITH AND CREDIT OF THE STATE OF MINNESOTA, OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE ISSUER.  NEITHER THE STATE OF MINNESOTA NOR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE ISSUER SHALL BE OBLIGATED TO PAY PRINCIPAL AND PURCHASE PRICE OF, REDEMPTION PREMIUM, IF ANY, OR INTEREST ON THIS BOND OR OTHER COSTS INCIDENT THERETO EXCEPT FROM REVENUES.  NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF MINNESOTA OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE ISSUER, IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL AND PURCHASE PRICE OF, REDEMPTION PREMIUM, IF ANY, AND INTEREST ON THIS BOND OR OTHER COSTS INCIDENT THERETO.

Authority.  This Bond comprises the entire issue of revenue bonds of the Issuer in the aggregate principal amount of $3,415,000 known as Tax Exempt Industrial Revenue Bond, Series 2016 (IKONICS Project) (the “Bonds”), dated as of the Issue Date referenced above.  The Bonds are issued under and pursuant to Minnesota Statutes, Sections 469.152 through 469.1655 (the “Act”), and a Financing Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of April 1, 2016, between the Issuer, Ikonics Corporation (the “Borrower”) and Wells Fargo Bank, National Association, as Purchaser (the “Purchaser”).  Reference is made to the Agreement for the provisions, among others, with respect to the custody and application of the Bond Proceeds, the collection and disposition of revenues, a description of the funds charged with and pledged to the payment of the principal and Purchase Price of, redemption premium, if any, and interest on the Bonds, the nature and extent of the security for the Bonds, the terms and conditions under which the Bonds are or may be issued, the rights, duties and obligations of the Issuer and the rights of the Owners.  By the acceptance of this Bond, the Owner hereof assents to all of the provisions of the Agreement.  Capitalized terms used herein and not defined have the meanings assigned to them in the Agreement.

Purpose.  The Bonds have been issued for the purpose of (a) financing the construction and equipping of a 27,300 square foot building for use in the Borrower’s manufacture of sound deadening technology used in the aerospace industry and products consisting of etched composites, ceramics, glass and silicon wafers, including functionally related and subordinate facilities, to be located at 2302 Commonwealth Avenue in Duluth, Minnesota (the “Project”) and (b) payment of certain costs incurred in connection with the issuance of the Bonds.  The Issuer

Exhibit B, page 2

has agreed to lend the proceeds of the sale of the Bonds to the Borrower, and the Borrower has agreed to make payments in an amount, corresponding to the Principal Amount of, interest rate on, Purchase Price of and due dates of the Bonds.

Authorized Denominations.  The Bonds are issuable as fully registered Bonds in the principal amount of $250,000 and multiples of $0.01 in excess thereof (an “Authorized Denomination”).  This Bond may, at the option of the Owner hereof, be exchanged for an equal aggregate principal amount of Bonds of the same aggregate principal amount and tenor as the Bond being exchanged and of any Authorized Denomination as provided in the Agreement.  This Bond may be registered as transferred as provided in the Agreement, subject to certain limitations therein contained, accompanied by a written instrument of transfer (in substantially the form of the assignment attached hereto) duly executed by the Owner hereof or his/her/its duly authorized attorney.  Thereupon, one or more new Bonds of any Authorized Denomination and in the same aggregate principal amount and tenor as the Bond surrendered (or for which registration of transfer has been effected) will be issued to the designated transferee or transferees.

Tender of Bonds for Purchase.  The Bonds are subject to mandatory tender for purchase prior to the Maturity Date as set forth in the Agreement.

Redemption of Bonds.  Subject to any limitations set forth in the Continuing Covenant Agreement, the Bonds are subject to mandatory redemption, optional redemption, extraordinary optional redemption and mandatory sinking fund redemption as set forth in the Agreement.  Notice of redemption shall be given as provided in the Agreement.

Miscellaneous.  Under certain circumstances as described in the Agreement, the principal of all the Bonds may be declared due and payable in the manner and with the effect provided in the Agreement.

Modifications or alterations to the Agreement may be made only to the extent and in the circumstances permitted by the Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit B, page 3

IN WITNESS WHEREOF, Duluth Economic Development Authority has caused this Bond to be executed in its name and on its behalf by the manual or facsimile signature of the President of the Issuer and attested by the manual or facsimile signature of the Secretary of the Issuer, all as of the Issue Date referenced above.

DULUTH ECONOMIC DEVELOPMENT AUTHORITY

By
Name: Nancy Aronson Norr
Title: President

By
Name: Zack Filipovich
Title: Secretary

Exhibit B, page 4

PROVISIONS AS TO REGISTRATION

The ownership of the unpaid principal balance of this Bond and the interest accruing therein is registered on the books of the Duluth Economic Development Authority, in the name of the registered Holder last noted below.

Date of Registration	Name and Address of Registered Holder	Signature of Secretary
__/__/2016	Wells Fargo Bank, National
Association
1502 Highway 33 South
Cloquet, MN 55720
Federal Tax I.D. No. 94-1347393

Exhibit B, page 5

ASSIGNMENT

FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto _____________________________________ (Please print or type the Name and Address, including the Zip Code of the Transferee, and the federal taxpayer identification or social security number) the within Bond and all rights thereunder, and irrevocably constitutes and appoints _____________ attorney to transfer the within Bond on the books kept for registration and transfer thereof, with full power of substitution in the premises.

Dated:

NOTICE: The signature on this Assignment must correspond with the name as it appears upon the face of the within mentioned Bond in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed

By:

NOTICE:Signature(s) must be guaranteed by a member firm of the STAMP, SEMP or MSP signature guaranty medallion program.

Exhibit B, page 6

TABLE OF PARTIAL REDEMPTIONS

Upon all partial redemptions (whether optional, mandatory or otherwise) the Owner shall make the appropriate notation itself on the table below.  The Owner’s records relating to the outstanding principal amount of the Bond shall in all cases prevail:

Date	Amount Redeemed	Remaining Unpaid Principal Amount	Signature of Owner

[End of Form of Bond]

Exhibit B, page 7

EXHIBIT C

FORM OF INVESTOR LETTER

[Date of Purchase]

[ADDRESSEES]

RE:$3,415,000 Tax Exempt Industrial Revenue Bonds, Series 2016 (IKONICS Project)

Ladies and Gentlemen:

[NAME OF PURCHASER] (“Purchaser”) has agreed to purchase the above-referenced bonds (the “Bonds”) in the amount of [AMOUNT] which were issued in the original aggregate principal amount of $3,415,000 by the Duluth Economic Development Authority (the “Issuer”) bearing the Fixed Rate as set forth in the Financing Agreement dated as of April 1, 2016 (the “Agreement”), between the Issuer, Ikonics Corporation (the “Borrower”) and Wells Fargo Bank, National Association.  All capitalized terms used herein, but not defined herein, have the respective meanings set forth in the Agreement.  The undersigned, an authorized representative of the Purchaser, represents to you that:

1.The Purchaser has sufficient knowledge and experience in financial and business matters, including purchase and ownership of municipal and other tax-exempt obligations, to be able to evaluate the risks and merits of the investment represented by the purchase of the Bonds.

2.The Purchaser has authority to purchase the Bonds and to execute this letter and any other instruments and documents required to be executed by the Purchaser in connection with the purchase of the Bonds.

3.The undersigned is a duly appointed, qualified and acting representative of the Purchaser and is authorized to cause the Purchaser to make the certifications, representations and warranties contained herein by execution of this letter on behalf of the Purchaser.

4.The Purchaser is (a) an affiliate of an Owner, (b) a trust or other custodial arrangement established by an Owner or one of its affiliates, the owners of the beneficial interests in which are limited to “qualified institutional buyers” as defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the “1933 Act”) or (c) a qualified institutional buyer that is a commercial bank having a combined capital and surplus of $5,000,000,000 or more.

5.The Purchaser understands that no official statement, prospectus, offering circular, or other comprehensive offering statement is being provided with respect to the Bonds.  The Purchaser has made its own inquiry and analysis with respect to the Issuer, the Borrower, the Project, the Bonds and the security therefor, and other material factors affecting the security for and payment of the Bonds.

6.The Purchaser acknowledges that it has either been supplied with or been given access to information, including financial statements and other financial information, regarding the Borrower, to which a reasonable investor would attach significance in making investment decisions, and has had the opportunity to ask questions and receive answers from knowledgeable individuals concerning the Issuer, the Borrower, the Project, the Bonds and the security therefor, so that as a reasonable investor, it has been able to make its decision to purchase the Bonds.

7.The Purchaser understands that the Bonds (i) are not registered under the 1933 Act and are not registered or otherwise qualified for sale under the “Blue Sky” laws and regulations of any state, (ii) are not listed on any stock or other securities exchange, and (iii) carry no rating from any credit rating agency.

8.The Bonds are being acquired by the Purchaser for investment for its own account and not with a present view toward resale or distribution; provided, however, that the Purchaser reserves the right to sell, transfer or redistribute the Bonds in Authorized Denominations, but agrees that any such sale, transfer or distribution by the Purchaser shall be to a Person:

(a)that is an affiliate of an Owner;

(b)that is a trust or other custodial arrangement established by an Owner or one of its affiliates, the owners of any beneficial interest in which are limited to qualified institutional buyers; or

(c)that is a qualified institutional buyer that is a commercial bank having a combined capital and surplus of $5,000,000,000 or more who executes an investor letter substantially in the form of this letter.

9.The Purchaser understands that the Bonds are special limited obligations of the Issuer payable solely from payments derived pursuant to the Agreement, or in the event of a default of the Agreement from the sale, releasing or other disposition of property which secures payment of the Bonds.  The Purchaser further understands that the Bonds and the interest thereon do not constitute an indebtedness of the Issuer within the meaning of any State constitutional provision or statutory limitation and do not constitute nor give rise to a charge against the Issuer’s general credit or taxing powers or a pecuniary liability of the Issuer and that the Bonds will never represent or constitute a moral or general obligation, debt or bonded indebtedness of the Issuer, the State of Minnesota or any political subdivision thereof and that no right will exist to have taxes levied by the Issuer, the State of Minnesota or any political subdivision thereof for the payment of principal and interest on the Bonds.

10.The Purchaser acknowledges that the opinion of Bond Counsel is limited to the matters set forth therein and that Bond Counsel has neither undertaken nor expressed any opinions with respect to the adequacy of disclosures by the Borrower to the Purchaser, the status of title to the property in question or the validity or enforceability of, or the perfection priority of any interest created by, any security document.

[PURCHASER]

By
Name
Title

Exhibit C, page 2

EXHIBIT D

DESCRIPTION OF THE PROJECT

Finance the construction and equipping of a 27,300 square foot building for use in the Borrower’s manufacture of sound deadening technology used in the aerospace industry and products consisting of etched composites, ceramics, glass and silicon wafers, including functionally related and subordinate facilities, to be located at 2302 Commonwealth Avenue in Duluth, Minnesota.